Exhibit 10.8

INVENTORY SUPPORT & SERVICES

AGREEMENT

Between

MN AIRLINES, LLC

And

DELTA AIRLINES, INC.

MN Airlines Inventory Support Agreement 8 Oct 2003

This Inventory Support and Services Agreement (“Agreement”) dated as of October 27, 2003 by and between Delta Air Lines, Inc., a Delaware corporation with its principal office at Hartsfield Atlanta International Airport, Atlanta, Georgia (Delta) and MN Airlines, LLC a Limited Liability Corporation organized under the laws of Minnesota with its principal office at 1300 Mendota Heights Road, Mendota Heights, MN 55120 (“MN Airlines”).

W I T N E S S E T H

WHEREAS, MN Airlines operates certain Boeing 737-NG aircraft powered by CFM 56-7 engines (the “Aircraft”) as further described in Annex A1 hereto; and

WHEREAS, MN Airlines desires for Delta to provide certain aircraft inventory support services for the Aircraft as further defined in Annex A to this Agreement (the “Services”); and

WHEREAS, Delta agrees to perform such Services in accordance with the terms and conditions of this Agreement, including all Annexes incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.	DESCRIPTION OF THE SERVICES

1.1     Subject to the terms and conditions set forth in this Agreement, Delta agrees to provide to MN Airlines, in accordance with the performance measures set forth in Annex A hereto, inventory support and component maintenance for Common Components (“Components”) for MN Airlines Aircraft as more specifically identified in the Annexes hereto. Delta shall be the exclusive provider of such Services during the Term of this Agreement with the exceptions noted in the Supply Response Times section of Annex A. Should MN Airlines sub-lease or discontinue operation of any of the Aircraft, that particular aircraft shall be deemed to have been removed from this inventory support program. Such aircraft may be eligible for return to this program using the program rates vs aircraft age table in Annex A2, Charges & Payments.

1.2     MN Airlines will provide to Delta, or provide Delta access to, as required and as available, any and all manufacturer-issued manuals, drawings, test equipment, software upgrades and data and revisions thereto and any related logs and records and any and all other technical data not available to Delta (hereinafter referred to as “Data”) which is in the possession or control of MN Airlines and which may be required by Delta for completion of the Services and related record keeping responsibilities at the location where any Service is to be performed prior to commencement of such Service. This includes all manuals, data, drawings and revisions thereto produced by any subcontractor, vendor and other supplier. These will be supplied to Delta in English and in a format, either paper, film or electronic, usable by Delta with its present equipment. Delta agrees to execute a contractor

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MN Airlines Inventory Support Agreement 8 Oct 2003

confidentiality agreement or other such similar agreement as deemed necessary to comply with the contract performance requirements herein, at the reasonable request of MN Airlines’ suppliers or vendors.

1.3     Standards and Practices, Regulatory Requirements - Delta will perform all work in accordance with the regulations set forth in FAR Part 43 & 121 as authorized under its FAR 121 Air Carrier Certificate, No. DALA026A. Services will be performed in accordance with Delta’s Continuous Airworthiness Maintenance Program and Manuals.

2.	TERM & TERMINATION

2.1     This Agreement shall become effective on the date first written above (the “Effective Date”) and, unless terminated earlier as provided for herein, shall remain in force and effect for ten (10) years from such Effective Date (the “Term”). Except in the case of a termination for cause by either party, any Services in progress upon the termination or expiration of this Agreement or any Annex hereof, shall be completed and any payments due therefore shall be made in accordance with the terms hereof, even if the period required to complete such Services extends beyond the date of termination or expiration of this Agreement

2.2     At any time after five (5) years from the Effective Date, either party may terminate this Agreement for convenience and without penalty or further obligation to the other party upon not less than one hundred eighty (180) days prior written notice to the other party.

2.3     The above notwithstanding, either party may terminate this Agreement upon breach or default by the other party of the terms of this Agreement or of any other agreement between the parties which breach or default is not cured (i) within ten (10) days after receipt of written notice of any payment default, or (ii) within thirty (30) days after receipt of written notice of any other default; provided, however, if any default other than a payment default is not capable of cure within thirty (30) days, then such longer period as may be required to effect a cure provided the party is diligently and actively pursuing a cure.

3.	CHARGES AND PAYMENT

3.1     In consideration of the Services to be provided hereunder, Delta will charge MN Airlines and MN Airlines agrees to pay to Delta those charges appearing in the Annex A2 hereto. All amounts shown and all payments due under this Agreement are in United States Dollars. All amounts will be invoiced to MN Airlines and settled through direct billing unless otherwise mutually agreed to, in writing, between the parties. All charges shown in Annexes hereto shall be subject to escalation in accordance with the escalation formula listed in Annex A3 to this Agreement.

3.2     MN Airlines will pre-pay all invoices. MN Airlines may chose a payment plan to pay all invoiced within thirty (30) calendar days from the date of such invoice, however Delta may require a Letter of Credit in an amount to be determined by Delta. MN Airlines shall make all

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MN Airlines Inventory Support Agreement 8 Oct 2003

payments to Delta by wire transfer (MN Airlines to bear the expense of the wire charges) to Citibank, N.A., 399 Park Avenue, New York, New York, ABA number 021000089, account number 30453617, with a request that the bank advise Delta by telephone at 404-714-2606 upon receipt of the funds. Should an amount due to Delta by MN Airlines not be paid by its due date, MN Airlines will pay a late charge equal to the lesser of 1.5% per month or the maximum rate permitted by applicable law from and after the due date until the unpaid balance and any accrued interest is paid in full (“Past Due Rate”).

3.3     Any and all sales, use, value added, excise, goods and services or other taxes (excluding any tax upon the income or gross receipts of Delta), assessments, fees, duties or other charges imposed or which may be imposed by any federal, state, county or local taxing or other authority on the provision or sale of services, parts, materials or articles to MN Airlines supplied under this Agreement (“Taxes”) for which Delta may be held responsible for the collection or payment on its own behalf or on behalf of MN Airlines will be the sole and exclusive responsibility of and will be payable exclusively by MN Airlines.

3.4     All amounts charged hereunder are exclusive of such Taxes and charges. Delta’s failure to invoice or collect such taxes and charges from MN Airlines will not be deemed a waiver or release of MN Airlines obligations hereunder, if any. MN Airlines further agrees to indemnify and hold Delta harmless from and against the payment of those Taxes referred to in Section 3.3 of this Agreement. In addition, MN Airlines agrees to repay the interest and penalties that may accrue or are otherwise incurred in connection with the Services. If a claim is made against any party for Taxes with respect to which the other party is liable for a payment or indemnity hereunder, the party receiving such claim will promptly give the other notice in writing within fifteen (15) days of receipt of such claim; provided, however, that failure to give notice will not relieve any party of its obligations hereunder; provided, however, that the party which fails to give timely notice of the assessment of any Tax shall be responsible for any interest and penalties relating to or arising from the late payment of such Tax. MN Airlines will be required to remit payment to Delta or the tax authority, as appropriate, unless MN Airlines is permitted by applicable law to contest such claim and defer payment in accordance with the law. Such contest will be coordinated by Delta and the reasonable expenses will be borne by MN Airlines, and includes, but is not limited to such costs, expenses, legal and accounting fees, penalties and interest. If either party receives any refund on account of any suit or action for a Tax for which the other party has provided funds hereunder, such party shall promptly, but in any event within thirty (30) days of receipt of such refund, remit such refund to the other party, together with any interest refunded on such amount.

4.	TRANSPORTATION, TITLE, RISK OF LOSS

4.1     MN Airlines shall be responsible for the cost of one way transportation for all Components, to Delta’s Technical Operations Center, located at 1775 Aviation Boulevard, or such other Delta facility as directed by Delta, including, as applicable, all import/export licenses and fees. Costs for shipment of serviceable Components including international shipping costs and associated charges, such as customs and brokers’ fees, from Delta’s Technical Operations Center or other such Delta facility to MN Airlines home base at MSP will be borne by

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MN Airlines Inventory Support Agreement 8 Oct 2003

Delta Air Lines. MN Airlines shall be responsible for all shipments of Components within and between MN Airlines cities or stations. The risk of loss for all Components during shipment will be borne by the shipping party.

4.2     Title to such Components shall vest in MN Airlines upon delivery by Delta to MN Airlines. Title to Components removed from a MN Airlines Aircraft shall vest in Delta upon delivery to Delta.

5.	LIABILITY, INDEMNITY AND INSURANCE

5.1     To the fullest extent permitted by law, MN Airlines shall release, indemnify, defend and hold harmless Delta, and its directors, officers, employees and agents (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, judgments, fines, civil penalties, suits and causes of action of every kind, character and nature whether groundless or otherwise, as well as costs and expenses of any kind, character or nature whatsoever, including but not limited to interest, court costs and attorney’s fees (collectively, “Claims” and individually, a “Claim”), which in any way arise out of or result from the performance or nonperformance of Services under this Agreement or otherwise arise out of or relate to the subject matter of this Agreement, including but not limited to Claims for injury to or death of any person and loss of, damage to or destruction of any property, real or personal ; provided, however, that nothing in this section 5.1 shall be construed to limit or otherwise affect in any manner any claims by MN Airlines which (i) are the subject of any warranty or guaranty by Delta, including without limitation the Warranty provided in section 7 below or (ii) arise from or relate to a breach of contract by Delta except to the extent such breach relates to or arises from the failure by MN Airlines to perform its obligations hereunder. The foregoing release and indemnity shall apply regardless of whether or not the Claim arises out of or relates to the negligence (whether active, passive or otherwise) or was caused in part by an Indemnified Party. However, nothing contained in this Section 5 shall be construed as an indemnity in favor of an Indemnified Party from or against any Claim to the extent arising from the gross negligence or willful misconduct of such Indemnified Party. In no event shall any Indemnified Party be liable for any indirect, special or consequential damages, including lost revenues or profits and loss of use of equipment, aircraft or facilities arising out of or in connection with the performance or nonperformance of Services under this Agreement and MN Airlines’ obligation to indemnify shall extend to such liabilities regardless of the party asserting such liabilities. This Agreement shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this section. MN Airlines’ obligations under this Section 5 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits paid or payable by MN Airlines under Worker’s Compensation Acts, disability benefit acts or other employee benefit laws or regulations. The indemnification obligations of this Section 5 shall survive termination or expiration of this Agreement.

5.2     Delta will promptly notify MN Airlines of any Claim made or suit brought within the scope of Section 5.1 and MN Airlines shall have the right to assume and conduct the defense or to effect any settlement which it may deem proper provided that it reaffirms that its indemnity obligations hereunder will cover such Claim or suit.

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MN Airlines Inventory Support Agreement 8 Oct 2003

5.3     For the term of this Agreement, and for a period of two (2) years thereafter, MN Airlines shall carry and maintain at its own cost and expense: (i) Aviation Liability Insurance in an amount not less than Five Hundred Million Dollars (USD $500,000,000) Combined Single Limit on an occurrence basis for Bodily Injury and Property Damage, including, without limitation, products liability, ferry flights and contractual liability and in such form as required by Delta; and (ii) Aircraft All Risk Hull Insurance, including ground taxi, in-flight, spare parts (whether on or off the Aircraft) and war risk coverage, and which contains a provision waiving any and all rights of subrogation that MN Airlines’s insurers may have or acquire against Delta arising out of Services provided hereunder.

5.4     MN Airlines and Delta each agree to be solely and fully responsible for payment of all Workers’ Compensation benefits for its respective employees. MN Airlines shall maintain Workers’ Compensation insurance to statutory limits and employers’ liability insurance in an amount not less than One Million US Dollars ($1,000,000.00) to cover its employees on Delta’s premises during the performance of Services under this Agreement.

5.5     MN Airlines shall obtain the insurance required by this Agreement from a financially sound insurance company of recognized responsibility and shall furnish Delta with a certificate of insurance evidencing such coverage prior to the commencement of Services under this Agreement. All insurance policies shall be primary without contribution from any insurance carried by Delta. All insurance policies shall continue in full force and effect for at least thirty (30) days after Delta receives written notice of cancellation, termination, or material alteration. All such insurance shall name Delta as an Additional Insured with respect to MN Airlines’s indemnity obligations under this Agreement and shall contain a standard cross-liability endorsement.

6.	EXCUSABLE DELAY

Neither party shall be liable to the other or to any other party for, nor be deemed to be in default of this Agreement because of any failure or delay in its performance due under this Agreement occasioned by any of the following causes: acts of God or the public enemy, civil war, insurrections, riots, or civil disobedience, war, fires, floods, explosions, earthquakes, terrorism, serious accidents, epidemics or quarantine restrictions, any act of government or any agency of subdivision thereof, governmental priorities, allocations, regulations or orders affecting materials, facilities or personnel, strikes, labor difficulties, causing cessations, slowdowns or interruptions of work, in the case of Delta, damage or destruction to Delta’s facilities and equipment due to any cause whatsoever, or any other cause beyond such party’s reasonable control.

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MN Airlines Inventory Support Agreement 8 Oct 2003

7.	WARRANTY

7.1

Delta warrants and represents that the Services provided herein shall be accomplished in a manner to comply with the provisions set forth in subsection 1.3 and to the extent that any such parts or materials are overhauled, rebuilt or repaired by Delta, shall be free from defects in workmanship. All parts or materials furnished by Delta under this Agreement shall have been subject to Delta’s own receiving procedures and will be selected in accordance with industry standards and shall bear an appropriate airworthiness tag. Delta will replace at no charge any such parts or materials that do not conform to the foregoing description. EXCEPT AS PROVIDED HEREIN, DELTA SPECIFICALLY DISCLAIMS AND MN AIRLINES WAIVES ANY RIGHT TO ASSERT ANY CLAIM ON ACCOUNT OF MN AIRLINES ANY WARRANTY AS TO THE QUALITY OF SUCH PARTS OR MATERIALS.

7.2

Delta will accrue any Component repair warranties which it or MN Airlines may have received from the manufacturer or vendor if such warranties have not been extinguished. As a condition precedent to performing Services, MN Airlines, Delta, and The Boeing Company shall be required to execute a warranty assignment agreement or any such similar agreement deemed necessary to establish Delta as an Authorized Agent (Agent) for MN Airlines and for Delta to act directly with Boeing under MN Airlines’ Customer Services General Terms Agreement (CSGTA) and requests Boeing to treat Agent as Customer with respect to the rights and powers of Customer under the CSGTA, but only as each relates to Components. MN Airlines will retain warranty rights for consumables (material and labor) that MN Airlines personnel change or repair and labor cost recovery for rotable parts that are changed by MN Airlines personnel.

Additionally, as required, MN Airlines will use commercially reasonable efforts to assign to Delta any warranties it has received from the manufacturer, lessor, or vendor of Components if such warranties have not been extinguished. MN Airlines and Delta shall execute all reasonable documents required by the manufacturer, lessor or vendor in order to effect assignment of any Component warranties MN Airlines may have received. All assignments of Component warranty rights to Delta pursuant to this Section will expire immediately upon termination or expiration of this Agreement and payment to Delta of all amounts due hereunder, whether or not then invoiced or yet to be invoiced, and such rights will revert back to MN Airlines.

7.2

THE WARRANTIES CONTAINED IN THIS SECTION ARE GIVEN IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THOSE OF MERCHANTABILITY AND FITNESS FOR INTENDED USE. MN AIRLINES HEREBY WAIVES AND RELEASES DELTA FROM ANY OTHER OBLIGATION OR LIABILITY ARISING OUT OF ANY CLAIMED DEFECT, WHETHER IN CONTRACT, TORT, OR ANY OTHER FORM OF ACTION, AND IN NO EVENT WILL DELTA BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES.

8.	GENERAL

8.1

Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other; provided, however, Delta shall have the right to subcontract the performance of any of the Services to subcontractors who provide similar services to Delta for Delta’s operations.

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MN Airlines Inventory Support Agreement 8 Oct 2003

8.2

This Agreement represents the entire understanding of the parties as to its subject matter and its terms may not be modified or amended other than by a writing of even or subsequent date executed for both parties by their duly authorized representatives.

8.3

Neither an express waiver nor a failure by either party to demand performance of any provision of this Agreement will constitute a waiver of such provision at any time in the future or a waiver of any other provision.

8.4

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.5	This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia, regardless of its conflicts of laws rules.

8.6

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party is intended to benefit from, nor may any third party seek to enforce, any of the provisions of this Agreement.

8.7	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single enforceable agreement.

8.8

If either party initiates an action by way of a claim or counterclaim to enforce any of its rights under this Agreement, the prevailing party shall be entitled to receive its court costs and reasonable attorneys’ fees actually incurred from the losing party.

8.9	MN Airlines shall appoint a representative who shall be authorized to make technical decisions for MN Airlines with respect to the Services.

9.	RETURN OF COMPONENTS

9.1     Upon termination or expiration of this Agreement for any reason, MN Airlines shall return to Delta all Components belonging to Delta which arc then in MN Airlines’s possession and title to which has not transferred to MN Airlines pursuant to Section 4.2 no later than ten (10) days of such termination.

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MN Airlines Inventory Support Agreement 8 Oct 2003

10.	CONFIDENTIALITY

10.1     The parties hereto each agree that the terms of this Agreement are confidential and neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party.

10.2     All data exchanged between the parties pursuant to this Agreement shall be considered “confidential information”. Each party hereto agrees to keep confidential information provided to it by the other party in confidence and not to disclose such confidential information to any third parties or to any person within the employ of the receiving party without a need to know such information, without the prior written consent of the disclosing party, such consent not to be unreasonably withheld. The parties agree to exercise the same degree of care in protecting the other parties confidential information as it uses to protect its own confidential information, but in any event, a reasonable degree of care. Each party agrees that at the earlier of termination of this Agreement or upon a request by the other party for the return of any confidential information, it shall, as soon as practical, return such confidential information, or destroy such confidential information and certify such destruction to the disclosing party.

10.3     Notwithstanding anything to the contrary in this Agreement, either party may disclose any information which it reasonably believes to be obligated to disclose under applicable law.

11.	NOTICES

Notices required by this Agreement will be deemed sufficient when received, if given in writing by personal delivery, by certified mail, by electronic transmission, or by fax addressed to the parties as follows, except to the extent that a specific Annex specifics that notices with respect to matters covered in that Annex arc to be sent as provided therein:

IF TO DELTA:

Director - Technical Sales and Services

Delta Air Lines, Inc.

Hartsfield Atlanta International Airport

Atlanta, Georgia 30320

Facsimile No.: (404) 714-3281

Copy To: Vice President - Technical Operations, Engineering & Planning

IF TO MN AIRLINES:

MN Airlines, LLC

1300 Mendota Heights Road

Mendota Heights, MN 55120

Attn: Chief Financial Officer

Copy To: MN Airlines Legal Department

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MN Airlines Inventory Support Agreement 8 Oct 2003

12.	REPRESENTATIONS AND WARRANTIES

12.1     Nothing in this Agreement shall require Delta or MN Airlines to take any action contrary to law or any order of any government or governmental body or office having jurisdiction over Delta or MN Airlines or over the Services to be performed hereunder, or contrary to any permit or authorization granted to Delta or MN Airlines by any government or governmental body, or contrary to any arrangement pursuant to which Delta or MN Airlines operates or utilizes any of its facilities in connection herewith or to provide any Services hereunder in connection with any operation by MN Airlines not duly authorized by the appropriate government or governmental bodies having jurisdiction over MN Airlines.

12.2     MN Airlines represents and warrants to Delta that (i) the execution, delivery and performance by MN Airlines of this Agreement has been authorized by all necessary corporate action on the part of MN Airlines, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligation of MN Airlines or of any other party with whom MN Airlines has entered into a contractual agreement with respect to any inventory support services, except such as have been duly obtained and arc in full force and effect and do not contravene any law, governmental rule, regulation, judgment or order binding on MN Airlines or the certificate of incorporation or by-laws of MN Airlines or contravene or result in a breach of, or constitute a default under any material indenture, mortgage, contract or other agreement to which MN Airlines is a party or by which it or any of its properties, including, without limitation, its inventory may be bound or affected, (ii) MN Airlines is not a party to nor are any of the Common Components subject to any exclusive support agreement or arrangement which would prohibit or in any way restrict the performance of the Services by Delta, (iii) this Agreement has been duly executed and delivered by the MN Airlines and constitutes the legal, valid and binding obligation of MN Airlines enforceable against MN Airlines in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity, and (iv) MN Airlines has all necessary right, title and authority to contract for and obtain the Services.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals through the signatures of their duly authorized representatives, as of the date first specified herein.

MN AIRLINES, LLC		DELTA AIR LINES, INC.

By:	/s/ Shaun P. Nugent	By:
Title:	Chief Financial Officer	Title:	Senior Vice President - Technical Operations

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MN Airlines Inventory Support Agreement 8 Oct 2003

ANNEX A

TO

INVENTORY SUPPORT & SERVICES

AGREEMENT

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MN Airlines Inventory Support Agreement 8 Oct 2003

Table of Contents

Annex A

DEFINITIONS	12
Inventory Maintenance; Basis for Provisioning	15
Supply Response Times	15
Configuration Management	16
Reliability Monitoring & Tracking	16
Inventory Management	16
Maintenance and Repair	16
Misuse or Abuse of Components	16
No Fault Found (NFF) Components	17
Airworthiness Directives (ADs)	17
Service Bulletins (SBs)	17
SBs Costing No More Than $1,200	18
SBs Costing More than $1,200	18
Determining the Cost of SBs	18
Modification Compatibility	18
Undocumented Components or Repairs	19
Return of Components	19
Shipment Methods and Costs; Packing; Required Records	19
Method of Shipment and Costs	19
Proper Packaging	19
Records and Reports	20
Warranty Administration	20
Project Manager; Customer Representatives	20
ANNEX A1	21
Description of Aircraft	21
ANNEX A2	22
Charges & Payments	22
Component Access and Exchange - Flat Rate per Aircraft	22
Component Repair & Management - Cost per Flight Hour & Rate Adjustment	22
Time & Material Rates (Delta T&M)	23
Late Charges	23
Time & Material Invoices	23
ANNEX A3	24
Rate Escalation Formulas and Adjustments	24
Power-by-the-Hour Rate Escalation Formulae	24

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MN Airlines Inventory Support Agreement 8 Oct 2003

DEFINITIONS

Definitions. The following terms have the meanings defined below when used in this Agreement (whether or not underscored):

“AD” (Airworthiness Directive) means an airworthiness directive issued by the FAA and applicable to any Component.

“Aircraft” means each “N registered” Boeing 737 Next Generation aircraft that is operated by MN Airlines during the Term of this Agreement and is now of hereafter specified in Annex A1.

“AOG” (Aircraft-on-Ground) means any Aircraft which is not airworthy because of the unavailability of one or more Common Components.

“Business Day” means any day other than a Saturday or Sunday or a holiday on which the banks in Georgia, New York, or Minnesota are authorized or required by law to close for business.

“Calendar Day” means any day Sunday through Saturday including all holidays.

“Common Components” means any Component that is recognized by Delta to be form, fit and function interchangeable with those like-Components on Delta B737 Next Generation aircraft and is a Delta stocked rotable or keyrepairable item.

“Common Station” means any station in the continental United States at which both MN Airlines and Delta operate 737 Next Generation aircraft and where Delta maintains inventory to support operations of such aircraft.

“Component(s)” means, collectively, any self-contained part, combination of parts, subassemblies or units, which perform a distinctive function necessary to the operation of a system pertaining, required or expended in connection with the Aircraft with the exception of Excluded Components. Unless otherwise noted, Components will always mean only Common Components that arc provided and eligible for service under the PBTH Rate.

“Day” means Calendar Day unless otherwise specified

“Delta Time & Material (T&M) Rates” means Delta Time & Material rates as specified in Annex A2.

“Dollars” and “$“ means dollars in lawful currency of the United States of America.

“Delta Facility” means Delta Technical Operations Center at Hartsfield Atlanta International Airport or any other facility where Delta routinely performs work and has the ability to receive and issue Components.

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MN Airlines Inventory Support Agreement 8 Oct 2003

“Effective Date” means the date this Agreement is signed by both parties.

“Excluded Component(s)” means any engine, engine life limited, primary gas path or airflow part(s), auxiliary power unit, auxiliary power unit life limited, primary gas path, or airf1ow part(s), landing gear (everything below the landing gear attachment points that is not a line replaceable unit) or landing gear life limited parts, items classified by Delta as expendable material, flight control surfaces, thrust reversers, passenger accommodation items ( such as passenger scats, IFE equipment), wheels, tires, and brakes, insurance spares identified as leaseable spare parts in the then current Boeing Spare Parts Price Catalog, all Non-Common Components, and Components other than Unscheduled Removals are not eligible for services under this Agreement.

“Flight Hour” means, for a particular reference period, every hour (or portion of an hour) flown by an Aircraft, computed from each take-off (wheels off) of the Aircraft until the subsequent landing (wheels on), as recorded in the technical log book (or equivalent) of the applicable Aircraft, including test f1ights, ferry flights, training flights, and both revenue and non-revenue flights.

“Government Authority” means any nation, state, government or sovereignty (or any political subdivision of any of the foregoing), and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any agency or instrumentality of government.

“Maintenance Program” means MN Airlines’s FAA-approved maintenance program.

“No-Go Items” means Components that arc required for Aircraft dispatch in accordance with the then current MN Airlines Minimum Equipment List manual.

“Non-Common Component” means any Component other than a Common or an Excluded Component including those set forth on Annex A4.

“Parts Related Delay” means the delay of greater than four (4) hours or cancellation of a scheduled MN Airlines flight due to the unavailability of a required No-Go Component(s), that is eligible for service under this Agreement, to rectify an airplane system failure.

“PBTH (Power-by-the-Hour) Rate” means the rate defined in Annex A2.

“SB” (Service Bulletin) means a service bulletin issued by Boeing or the manufacturer of a Common Component which recommends or provides authority for repair or modification of a Common Component.

“Services” means those services which Delta is providing or is obligated to provide under this Agreement.

“Term” means the term of this Agreement as defined in main body of Agreement.

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MN Airlines Inventory Support Agreement 8 Oct 2003

“Unscheduled Removal” means the removal of a Component from an Aircraft due to a confirmed or suspected failure of such Component.

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MN Airlines Inventory Support Agreement 8 Oct 2003

SCOPE OF SERVICES

Inventory Maintenance; Basis for Provisioning

Delta will maintain an inventory of Components to support the Aircraft within the program performance measures as more fully defined in the paragraph below entitled “Performance Measures”. Delta intends to provide Component support to the Aircraft which shall include maintaining a supply and inventory management and tracking function for Components, and providing Components to MN Airlines on an exchange basis, as described below. The Components used to Support Aircraft shall be integrated into Delta’s existing inventory for use on both Delta aircraft and MN Airlines’s Aircraft.

Supply Response Times

When a Component requires removal from an Aircraft and MN Airlines does not have a replacement Component available, MN Airlines will notify Delta Front Desk and, within thirty minutes of receiving any such notice, Delta will: (i) acknowledge receipt of the request; (ii) advise MN Airlines whether a replacement Component is in stock or must be obtained from another source; and (iii) either give MN Airlines complete shipping information for the replacement Component or advise MN Airlines of when such information will become available. Delta will ship a Component to MN Airlines’ home base at MSP as soon as possible; but in any event, to comply with program performance measures, all Components will be shipped within twenty-four (24) hours of Delta’s receipt of a request at least ninety percent (90%) of the time in the case of Airframe and Engine Components and APU Components. Such percentages will be calculated on twelve-month rolling averages. If either such rolling average falls below the program performance measures, Delta and MN Airlineswill identify the reasons for the program performance shortfall. Upon such identification, Delta and MN Airlines will take prompt action to ensure that the Components arc either stocked or sourced in sufficient quantities to meet the program performance measures stated in this Annex. Notwithstanding the preceding sentences, Delta will ship Components using the same degree of expediency for a MN Airlines AOG situation that Delta generally uses for a Delta AOG situation. If Delta’s general AOG handling methods arc not sufficient in a particular situation, then at Sun Country’s request, Delta will arrange for unique shipping methods, such as the hiring of private aircraft to ship the Component, all at MN Airlines’ cost and expense.

If a Common Component can not be provided to MN Airlines in accordance with the program performance measures and Sun Country has an Aircraft that is AOG for such Component, and Delta is not currently in compliance with the twelve-month rolling average for performance measures, Delta will provide a credit to MN Airlines against future services, for an amount equal to the substantiated loan charges incurred by MN Airlines for the loan of a No Go Component when such No Go Component can not be provided by Delta to MN Airlines at a Common Station and MN Airlines has an Aircraft that is unable to complete a scheduled revenue flight due to the lack of such No Go Component. Delta’s obligation for such loan borrow charges shall only be for the time period such component was unavailable from Delta and only for the actual components required to satisfy the AOG requirement.

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MN Airlines Inventory Support Agreement 8 Oct 2003

Configuration Management

Delta shall have configuration management responsibility for Components. MN Airlines shall cooperate with Delta to ensure that Component configuration is maintained in accordance with FAA regulatory requirements.

Reliability Monitoring & Tracking

Delta shall provide to MN Airlines, an Unscheduled Removal report for Components as removed from Delta’s 737-NG aircraft. This report shall be provided quarterly to aid in monitoring Component reliability trends, and failures. MN Airlines shall provide to Delta, an Unscheduled Removal report for Components removed from Aircraft. This report shall be provided quarterly to aid in monitoring Component reliability trends, and failures.

Delta will utilize its existing reliability tracking program to track Components operated on Delta aircraft only. The systems to be tracked, the calculations to be made and the performance standards against which the systems arc measured will be in accordance with Delta’s reliability program requirements. Data required to support such a tracking program will be supplied to Delta by MN Airlines as requested by Delta. MN Airlines will co-operate with Delta to further develop acceptable data models and methods of data transmission. For Components operating on Delta aircraft, Delta will periodically review the trend analysis and implement corrective action if reliability falls below Delta’s established statistical limits. Delta will not track the reliability of Components operating on MN Airlines Aircraft. MN Airlines will utilize its existing reliability tracking program to track Components operated on MN Airlines. The systems to be tracked, the calculations to be made and the performance standards against which the systems are measured will be in accordance with MN Airlines’ reliability program requirements. For Components operating on MN Airlines Aircraft, MN Airlines and Delta will periodically review the trend analysis and implement corrective action if reliability falls below Delta’s established statistical limits.

Inventory Management

Delta shall utilize its existing inventory management system to manage, order, and track Components.

Maintenance and Repair

Delta will maintain the Components in accordance with current manufacturer’s standard practice and component maintenance manuals and Delta’s continuous airworthiness maintenance program. Each Component shipped by Delta will have attached to it a Delta Air Lines approved return to service tag (e.g. 8130, Pick List, Pass Parts Tag) indicating that the Component is airworthy with respect to the work performed.

Misuse or Abuse of Components

Repair and replacement of Components damaged due to MN Airlines’ use of such Components outside of the manufacturer’s recommendations, improper operation/maintenance, consequential damage, foreign object damage, abuse, negligence or accidental damage shall be repaired by Delta at Delta T&M Rates, or if replacement is necessary, shall be replaced at the then current manufacturer’s list price. Delta shall bear all costs for the replacement of all Components deemed beyond economic repair (BER) due to normal wear and tear.

16

MN Airlines Inventory Support Agreement 8 Oct 2003

No Fault Found (NFF) Components

For all Components returned to Delta for Service under the PBTH Rate, if Delta cannot confirm a failure of such Component after inspection or testing, or such inspection or testing shows the Component to be in serviceable condition (“NFF”), then Delta will notify and provide inspection and testing results to MN Airlines. For NFF Components, MN Airlines will pay to Delta, $500 for testing and recertification of NFF Component(s). If testing and recertification is accomplished by a Delta vendor, MN Airlines will pay Delta’s substantiated cost plus eight percent (8%). The preceding notwithstanding, MN Airlines will not be charged a NFF fee if the removal of the Component was based on a troubleshooting recommendation by Delta that such Component be removed. For Delta tested and re-certified NFF Component(s), if such Component(s) is subsequently removed with a confirmed failure within one hundred (100) Flight Hours of installation for the same reason as identified on the prior removal, then Delta will repair such Component and, in addition, will either: (i) issue MN Airlines a credit against an unpaid Delta invoice issued for a NFF charge, or (ii) credit to MN Airlines the amount paid by MN Airlines for the NFF charge.

Airworthiness Directives (ADs).

Delta will, as part of the Services, review, analyze and issue engineering documentation for the incorporation of Airworthiness Directives (AD) into Components. The actual accomplishment of any AD on Components will be charged to MN Airlines at Delta Time & Material Rates. For Components, only the amount of such Components delivered with MN Airlines’ Aircraft that did not comply with the particular AD shall be charged for AD incorporation. The amount of labor charged for accomplishing any AD will be those number of man-hours specified in the AD, or if the AD fails to specify the number of man-hours, then such information will be obtained from the relevant equipment manufacturer. If the manufacturer specifics the number of man-hours, then not more than such number will be invoiced by Delta. If the manufacturer docs not supply such information, Delta will estimate the labor required to accomplish the AD and notify MN Airlines. Delta will track and invoice MN Airlines for the actual labor necessary to accomplish the AD, advising of any substantive changes, if they occur, that would significantly alter the estimate. Any labor expended on Services not required to accomplish the AD will be allocated as appropriate either to the PBTH Rate or to the Delta Time & Material Rate as provided elsewhere herein. The material part of the Delta Time & Material Rate charge will be for only that material necessary to complete the AD per the information in the AD. If the AD fails to provide the list of materials necessary to accomplish the AD, such information will be obtained from the relevant equipment manufacturer. If that information is not available, Delta will estimate the material required to accomplish the AD. Delta will track and invoice for the actual material necessary to accomplish the AD. If the only reason for removing a Component from an Aircraft was to accomplish an AD, Delta will invoice for, and MN Airlines will pay to Delta, all the costs required for the Services associated with the accomplishment of the AD and other Services required by the Maintenance Program to return the Component to serviceable condition at Delta Time & Material Rates. Any other work performed during such a shop visit to enhance any performance or life of the Component will be borne by Delta. To the extent allowed by the time limits of the AD, Delta will make all reasonable efforts to accomplish ADs in conjunction with other scheduled maintenance on such Component.

Service Bulletins (SBs)

As deemed necessary by Delta, Delta will from time to time, as part of the Services, review, analyze and issue engineering documentation for the incorporation of SBs into Components. For

17

MN Airlines Inventory Support Agreement 8 Oct 2003

Components requiring incorporation of a SB to meet Delta modification standard, Delta will incorporate that SB at the time Delta performs other Services on such Components, in accordance with the following:

SBs Costing No More Than $1,200

If Delta reasonably estimates the incorporation of an SB into a Component will cost no more than $1,200, when calculated at Delta Time & Material Rates, then such SB will be incorporated into the Component as part of the Services provided under the PBTH Rate. Such SB may be automatically incorporated without MN Airlines permission so long as MN Airlines is provided with notice and the SB does not change the fit, form or function of the Component. In the event the SB will change the fit, form or function of the Component, then Delta shall provide MN Airlines with a written copy of Delta Engineering Order (EO) for such change.

SBs Costing More than $1,200

If Delta reasonably estimates the incorporation of an SB into a Component will cost more than $1,200, when calculated at Delta Time & Material Rates, then such SB will be incorporated at MN Airlines’s expense at Delta Time & Material Rates, but only for the number of such Components delivered with MN Airlines’s Aircraft that do not have the particular SB incorporated. In the event that the Component manufacturer or some other person compensates Delta for the incorporation of the SB, then MN Airlines shall not be charged to the extent such compensation reduces Delta’s cost for incorporating the SB below $1,200.

Determining the Cost of SBs

The determination of the time and material elements of Delta Time & Material Rates for incorporation of SBs provided for above will be calculated in accordance with this Section. The markup on materials will be based on the current list price. The labor part of the Delta Time & Material Rate charge will be only for that number of man-hours specified in the SB, or if the SB fails to specify the number of man-hours, then such information will be obtained from the relevant equipment manufacturer. If the manufacturer specifies the number of man-hours, then not more than such number will be invoiced by Delta. If the manufacturer does not supply such information, Delta will estimate the labor required to accomplish the SB and notify MN Airlines. Delta will track and invoice for the actual labor necessary to accomplish the SB, advising of any substantive changes if they occur that would significantly alter the estimate. The material part of the Delta Time & Material Rate charges will be for only that material necessary to complete the SB per the information in the respective SB. If the SB fails to provide the list of material necessary for accomplishment of the SB, such information will be obtained from the appropriate equipment manufacturer. Using the bill of material specified either in the SB or by the manufacturer, Delta will flat-rate the material for the SB at the then-current prices. If that information is not available, Delta will estimate the material required to accomplish the SB. Delta will track and invoice for the actual material necessary to accomplish the SB. Labor expended on Services not required by the accomplishment will be allocated as appropriate either to the PBTH Rate or the Delta Time & Material Rate as provided elsewhere herein. If the only reason for removing a Component from an Aircraft is to accomplish the performance of an SB, Delta will invoice for, and MN Airlines will pay to Delta, all the costs required for the Services associated with the accomplishment of the SB and other Services required to return the Component to serviceable condition at Delta Time & Material Rates.

Modification Compatibility

If MN Airlines chooses not to accept a Component modification that Delta is performing on Components for Delta’s fleet and such decision causes such Component to become a NonCommon Component, MN Airlines agrees to amend this Agreement to remove such Component from the support obligations of this Agreement.

18

MN Airlines Inventory Support Agreement 8 Oct 2003

MN Airlines, at its’ own cost and expense, will create or revise all MN Airlines documentation and equipment, including task cards, Illustrated Parts Catalogs, test equipment and Aircraft, that are affected or necessitated by all such EOs, ADs, and SBs related to Common Components.

Undocumented Components or Repairs

If, in performing any Services, Delta finds any undocumented Component or repair, then Delta will promptly notify MN Airlines along with providing documentation of the undocumented Component and/or repair. MN Airlines shall then substantiate such Component within three (3) Business Days of Delta’s notice. If MN Airlines is unable to substantiate such Component, Delta will not accept the undocumented Component for Services or remedy the undocumented repair at Delta Time & Material Rates.

Return of Components

MN Airlines will return each Component removed from an Aircraft accompanied by all required data to Delta’s Technical Operations Facility at 1775 Aviation Boulevard or other such facility as directed by Delta Front Desk within five (5) Days of receipt of requested serviceable Component. MN Airlines will arrange for all such shipments except in those instances when Delta or a Delta subcontractor actually removes and replaces an Component. In such instances within the United States, Delta will pack, ship and track shipment of such Component. In such instances outside the United States, MN Airlines’ maintenance control center will be responsible for coordinating the return of the unserviceable Component.

Shipment Methods and Costs; Packing; Required Records

Method of Shipment and Costs.

For any Component which requires Services, MN Airlines will provide for shipment of such Component at its own cost and expense via any reasonable method that will meet the Component return time requirement.

Proper Packaging.

Delta will normally deliver all serviceable Components in reusable Category l containers (as defined in ATA Specification 300). MN Airlines will return each removed Component in the same or equivalent container as the one in which the replacement was shipped. If that container or its equivalent is not returned to Delta, MN Airlines will be charged for its replacement. Each Component shipped by Delta will have attached to it a tag indicating serviceability under the standards of FAR Part 121. Regardless of the method of shipment, MN Airlines shall be responsible for ensuring that Components arc properly prepared, packaged, labeled and documented under applicable ATA 300 and hazardous goods regulations. In the event Delta receives a Component from MN Airlines that is not properly packaged under applicable ATA 300 and hazardous goods regulations, Delta will so notify MN Airlines in order for MN Airlines to provide a proper package for use by Delta in returning the Component to MN Airlines. In the event MN Airlines fails to provide the proper packaging, Delta may provide such packaging required under the applicable ATA 300 and hazardous good regulations and MN Airlines shall compensate Delta for such packaging at Delta Time & Material Rates.

19

MN Airlines Inventory Support Agreement 8 Oct 2003

Records and Reports.

ln order for a Component to be accepted for Service by Delta, MN Airlines will furnish the following data with each Component offered for Services: the Aircraft’s registration and serial number that the Component was removed from; the Component name, model, and serial number; the number of Flight Hours and cycles the Component accumulated on the Aircraft; the dates the Component was installed and removed, and the reason for removal. Concurrent with shipment of serviceable Components Delta will provide data on each such Component, including, as available, aggregate flight hours and cycles accumulated, serial number, the Component name, model and serial number; the total number of hours and cycles on the Component.

At end of Term or in case of early termination, MN Airlines shall provide Delta with a written list, by serial number, part number, and nomenclature, of Components eligible for Service that arc installed on MN Airlines Aircraft. Upon receipt of such written list, Delta shall provide MN Airlines with all available records for such Components.

Warranty Administration

On behalf of MN Airlines, Delta will administer all claims against manufacturers of removed Components on which a warranty is in effect. Delta will retain any and all warranty related compensation. To achieve this purpose, MN Airlines will cause the assignment to Delta of all warranty rights related to the Components. If MN Airlines has not made reasonable efforts for such assignment before a warranted Component must be repaired, MN Airlines will be charged for such repair at T&M. All assignments of warranty rights to Delta pursuant to this Section will expire immediately upon termination or expiration of this Agreement and such rights will revert to MN Airlines.

Project Manager; Customer Representatives

Delta will assign an employee with experience in project management to coordinate all aspects of the Services and to be the primary liaison with MN Airlines during the term of the Agreement. MN Airlines will designate one or more representatives who at all times during the term of this Agreement will have the authority to accept or reject work performed by Delta. MN Airlines will furnish to Delta’s Project Manager a list of its personnel, with contact information, who are responsible for the subjects covered by this Agreement. Delta will furnish to MN Airlines a list of its personnel, with contact information, who are responsible for the subjects covered by this Agreement.

20

MN Airlines Inventory Support Agreement 8 Oct 2003

ANNEX A1

Description of Aircraft

Registration #	Model	Serial Number	Manufacturer Date	Engine Type	APU Type
N801SY	B737-800	30332	02/23/01	CFM56-7B27	131-9B
N804SY	B737-800	30689	08/07/01	CFM56-7B27	131-9B
N805SY	B737-800	30032	11/07/01	CFM56-7B27	131-9B
N806SY	B737-800	28215	08/02/98	CFM56-7B26	131-9B

In the event MN Airlines adds additional aircraft to the fleet of Aircraft, Delta reserves the right to adjust the PBTH Rate in accordance with the rates listed in Annex A2, Component Repair & Management - Cost per Flight Hour & Rate Adjustment section.

21

MN Airlines Inventory Support Agreement 8 Oct 2003

ANNEX A2

Charges & Payments

Component Access and Exchange - Flat Rate per Aircraft

Delta will charge MN Airlines and MN Airlines will pay to Delta a flat monthly fee for Component access and exchange to include support at Common Stations. Such fee will be computed monthly by multiplying the number of aircraft covered under this Agreement times a flat fee of $7,500.00 USD per aircraft. Such payment will be made in accordance with Section 3.2. The rate for Component access and exchange will be calculated on the last day of each month. For Aircraft introduced into or removed from MN Airlines’ fleet during any particular month, the number of Aircraft considered in operation for that particular month shall be pro-rated based on the percentage of days that month such Aircraft has spent in service. Use of an Aircraft for any portion of a calendar day, local Aircraft time, constitutes use of the Aircraft for that day, for purposes of this section. The Aircraft is considered used if it is operated for any purpose, whether revenue, charter, training, promotional or non-revenue flying.

Component Repair & Management - Cost per Flight Hour & Rate Adjustment

MN Airlines will pay to Delta, as compensation for Services which are described herein, as being provided on a power-by-the-hour basis for each calendar month until the expiration or termination of this Agreement, an amount equal to the product of the Power-by-the-Hour (PBTH) Rate times the total number of Flight Hours for all Aircraft during such month. The CY 2003 PBTH Rate shall be as shown in the table below and such rate is subject to an annual escalation as provided in Annex A3 of this Agreement. MN Airlines will report to Delta by no later than the third business day of each month the total number of Flight Hours for all Aircraft for the preceding month. MN Airlines will allow Delta representatives to inspect its operating records with respect to the Aircraft to verify the accuracy of the Flight Hour information. The PBTH rate for each Aircraft shall be adjusted based on the age of the aircraft as follows:

Aircraft Age, months from OEM delivery	PBTH Rate
0 to 36	$55
37 to 60	$115
>60	$150

Delta reserves the right to amend the rates specified above in the event of unusual circumstances surrounding Aircraft introduced into this Agreement after the Effective Date. In addition, should Delta and MN enter into an agreement for the provisioning of engine maintenance services on MN’s cfm56-7 aircraft engines by Delta on an exclusive basis, Delta will, in good faith, re-evaluate the above rate in an effort to provide MN with a more favorable rate.

22

MN Airlines Inventory Support Agreement 8 Oct 2003

Time & Material Rates (Delta T&M)

MN Airlines will pay Delta for Services performed on a Delta Time & Material Rate basis at the following rates:

•	$72.00 per hour for mechanics and inspectors.*

•	$115.00 per hour for engineers and analysts. *

•	New material at Delta’s cost plus twelve (12) percent with a per item cap on the markup of $1,250.00 and a per line item cap on the markup of $2,500.00*

•	Used/serviceable material at 75% of manufacturer’s then-current list price with no markup.

•	MN Airlines-supplied parts at 5% of MN Airlines’s cost up to a maximum of $250.00 No-charge parts or kits would not be subject to this handling fee.*

•	Outside repair at Delta’s invoiced cost plus 8%.

•	Consumable miscellaneous shop supplies will be provided at no charge.

*	These labor and material items will be escalated in accordance with Delta Time & Material Rate Escalation Formula Section of Annex A3.

Late Charges

For every day beyond the fifth Day that MN Airlines retains a removed Component or fails to provide the required data for such Component, Delta will charge MN Airlines a daily fee representing a percentage of the manufacturer’s current list price, computed cumulatively as follows: (i) 1.5% per day for days 5 through 10, then: (ii) 2% per day for days 11 through 20, then; (iii) 3% per day for days 21 through 30, then; (iv) 4% per day from days 31 through 45 or until return. After day 45 the component will be considered lost and MN Airlines will be invoiced for all accumulated late charges and OEM current list price or Delta’s actual replacement cost, whichever is greater.

Time & Material Invoices

Delta will issue to MN Airlines at least monthly, or on a project basis, an invoice setting forth the Delta Time & Material Rate charges for Services not covered by the PBTH Rate. Such invoices will be addressed and sent to MN Airlines at the following address:

MN Airlines, LLC

1300 Mendota Heights Road

Mendota Heights, MN 55120

Attn: Accounts Payable

MN Airlines will pay such invoices in full, without setoff or withholding, within thirty (30) days from the date of issuance.

23

MN Airlines Inventory Support Agreement 8 Oct 2003

ANNEX A3

Rate Escalation Formulas and Adjustments

Power-by-the-Hour Rate Escalation Formulae

All rates contained in this agreement will be subject to an annual economic escalation effective on the first day of January of each contract year beginning in CY 2005. All such rates shall be adjusted at an annual escalation rate/price adjustment as defined by the following formulae.

Price Adjustments shall be determined 90 days prior to the start of each calendar year.

For Power-by-the Hour and all Flat Rates, the Price Adjustment percentage (PA) will be determined according to the following formula:

PA	= (P) × (L + M – 1)

where P	= applicable Support Service Price

L	= Labor	=	0.55 × Forecasted AHE372NS1 for the upcoming year
20.6790

M	= Material	=	0.45 × Forecasted PPI372NS for the upcoming year
1.4834

For T&M Labor Rates, the Price Adjustment (PA) will be determined using only the labor index according to the following formula:

PA	= (P) × (L – 1)

where P	= applicable Fixed Price Labor Rate

L	= Labor =		Forecasted AHE372NS2 for the upcoming year
20.6790

where, AHE372NS is the Average Hourly Earnings index established in Standard and Poor’s Data Resources Incorporated; PPI372NS is the Producer Price Index established in Standard and Poor’s Data Resources Incorporated; and the denominators of the equations above are the applicable index values published for 2nd quarter of the given calendar year.

If, prior to calculation, the U.S. Department of Labor changes the base year for determination of the AHE or PPI values, such re-based values will be incorporated in the Price Adjustment calculation.

If, prior to calculation, the U.S. Department of Labor or Standard and Poors substantially revises the methodology used for the determination of the values to be used to determine the index values, or for any reason has not released values needed to determine the applicable Price Adjustment, the parties will, prior to calculation, select a substitute for such values from data published by Standard and Poors DRI or other similar data reported by non-governmental United States organizations. The substitute will lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original values as they may have fluctuated during the applicable time period.

[1]

For purposes of the calculation, use the index forecast published in the second calendar quarter of the year of the adjustment. Thus, for an adjustment applicable to calendar year 2006, calculated 90 days prior to January 1, 2006, use the index published in 2nd quarter 2005.

[2]

For purposes of the calculation, use the index forecast published in the second calendar quarter of the year of the adjustment. Thus, for an adjustment applicable to calendar year 2006, calculated 90 days prior to January 1, 2006, use the index published in 2nd quarter 2005.

24

MN Airlines Inventory Support Agreement 8 Oct 2003

In the event escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, the parties agree, to the extent they may lawfully do so, to negotiate an adjustment to the prices to reflect an allowance for increases or decreases in labor compensation and material costs.

Note:     Prior to applying index values to dollars or rates, all index calculations shall be carried to the nearest ten-thousand (x.xxxx) prior to the next calculation. Any rounding of a number, as required under this clause with respect to escalation, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number. Rounding will be performed at each level of calculation prior to proceeding to the next level.

25

Delta Air Lines, Inc. Department 460 Atlanta, Georgia 30320-6001

Amendment No. 5

to

Technical Services Agreement

This Amendment no. 5 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8, 2003, (the “Agreement”), shall be effective as of the 4th day of June, 2008.

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for changes in term that is covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.	TERM

2.1

Term and Termination. The Agreement shall be extended to remain in force and effect until October 8, 2015. Except as specified in the following section, any Services in progress upon the expiration or termination hereof shall be completed subject to the terms of this Agreement and any payments due there for shall be made in accordance with the terms hereof, even if such Services extend beyond the expiration or termination of this Agreement.

2.2

At any time after seven (7) years from the Effective Date [October 8, 2003], either party may terminate this Agreement for convenience and without penalty or further obligation to the other party upon not less than one hundred eighty (180) days prior written notice to the other party

Annex A

Cost per Flight Hour & Rate Adjustment

In conjunction with the extension in term, the net Hourly PBTH cost shall be reduced by 2% effective June 5, 2008.

3.     Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.

By:	/s/ John S. Frederickson	By:	/s/ Jack Turnbill
Name:	John S. Frederickson	Name:	Jack Turnbill
Title:	Vice President	Title:	Vice President of Technical Sales

Delta Air Lines, Inc. Department 460 Atlanta, Georgia 30320-6001

Amendment

to

Technical Services Agreement

This Amendment no. 3 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8, 2003 (the “Agreement”), shall be effective as of 15th day of July, 2007 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain inventory and maintenance support services from Delta to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to add additional aircraft to the Agreement

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

The entire Agreement is hereby amended to include the following aircraft tail numbers to be included and covered under the Agreement;

Registration	Model	Serial #	Mfg. Date	Engine Type
N810SY	B737-800	29635	7/2007	CFM56-7B26
N811SY	B737-800	29660	8/2007	CFM56-7B26

2.     Delta and Sun Country hereby agree that N810SY and N811SY have certain parts and/or components that are not compatible with the other Aircraft in the Agreement and with the B737-800 aircraft in Delta’s fleet. Delta and Sun Country each agree to work together to reach a mutually agreed upon process for managing the differences which may exist with respect to N810SY and N811SY.

3.     Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES, INC.

By:	/s/ Steven Spellman	By:	/s/ Jack Turnbill
Name:	Steven Spellman	Name:	Jack Turnbill
Title:	CFO/COO	Title:	Director of Technical Sales and Marketing

Letter Agreement No. 1

This Letter Agreement No. 1 is entered into by and between Delta Air Lines, Inc. (“Delta”) and Sun Country [MN Airlines, LLC, a Limited Liability Company, with its principal place of business at 1300 Mendota Heights Road, Mendota Heights, MN 55120] (“SCA”) on April 1, 2008.

Delta and SCA are parties to a Inventory Support & Services Agreement dated April 23, 2003 (“Agreement”) under which Delta provides SCA with access to and the use of certain parts and components, on a power-by-the-hour basis, in support of SCA’s fleet of B737-800 A/C aircraft. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

SCA plans to lease two of the Aircraft, registration numbers N807SY and N808SY (the “Lease Aircraft”), to Transavia Airline Transavia Airlincs C.V., a limited partnership (“Commanditaire Vennootschap”) organised and validly existing under the laws of the Netherlands, situated at Westclijke Randweg 3,1118 CR Schiphol, for a period of six (6) months and wishes for the Lease Aircraft to continue receiving the component support during the term of the leases to Transavia. Delta agrees to allow SCA to continue the Lease Aircraft under the Agreement as follows:

•	SCA shall remain responsible to report the monthly hours and to pay Delta the PBH fee for the Leased Aircraft.

•	SCA shall inform Delta of the need for parts for the Leased Aircraft and Delta shall only be obligated to ship parts for the Leased Aircraft to SCA in Minneapolis.

•	SCA shall remain responsible for the use and return of all parts provided to SCA for the Leased Aircraft.

•	Delta’s obligation to provide parts for the Leased Aircraft shall not extend beyond the term of the Agreement, regardless of the lease term for the Leased Aircraft.

•	SCA shall be responsible for the filing of all documents that Delta may reasonably require in order to secure Delta’s interest in the parts while on the Leased Aircraft.

•

SCA shall defend, indemnify and hold Delta harmless for any and all claims which may arise from the provisioning of parts for the Leased Aircraft, except that SCA shall have no obligation to indemnify Delta for any claims which may arise due to Delta’s gross negligence or willful misconduct.

In addition to the foregoing, the terms of the Agreement shall remain in full force and effect and shall continue to apply to parts provided for use on the Leased Aircraft.

If the foregoing is agreeable to SCA, please have an authorized representative sign one copy and return one original copy to Delta. This Letter Agreement No. 1 shall not become effective, and Delta shall have no obligation to provide parts for the Leased Aircraft, until it is executed by SCA and an original is returned to Delta.

Sincerely,

[DELTA SIGNATURE]

The foregoing is agreed to and accepted by Sun Country Airlines [MN Airlines, LLC] this 10 day of April, 2008.

Sun Country Airline [MN Airlines, LLC]

By:	/s/ John S. Fredericksen
Name:	John S. Fredericksen
Title:	Vice President

05/23/2008	08:57	404-714-1488	DELTA	PAGE	01/02

Delta Air Lines, Inc.
Department 460
Atlanta, Georgia 30320-6001

MN Airlines, LLC

DBA Sun Country Airlines

1300 Mendota Heights Road

Mendota Heights, MN 55120

Attn: Tony Kubit

Amendment No. 4

to

Technical Services Agreement

This Amendment no. 4 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc (“Delta”) and MN Airlines, LLC, (“Sun Country”) dated October 8, 2003, (the “Agreement”), shall be effective as of 23rd day of May, 2008 (“Effective Date”).

WHEREAS, the parties have entered into the Agreement for the provision of certain maintenance services to Sun Country; and

WHEREAS, the parties wish to amend the Agreement to allow for adding aircraft that are not currently covered by this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

The entire Agreement is hereby amended to include the following aircraft tail numbers to be included and covered under the Agreement;

Registration	Model	Serial #	Mfg. Date	Engine Type
737-7Q8	B737-700	S/N 30674	June 2004	CFM56-7B26

The PBTH agreement for this aircraft will be for a period of 12 months commencing on May 23, 2008 thru May 23, 2009 or at the time Sun Country ceases operation of this aircraft. The parts support will be on a limited basis as agreed to by both parties and established by a mutually agreed to parts list and a PBTH rate of $98.20 per flight hour. The parts access fee will be the same as all other aircraft in the program: $7500.00 per aircraft.

2. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

05/23/2008	08:57	404-714-1488	DELTA	PAGE	02/02

IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed by their duly authorized representatives on the date first written above.

MN Airlines, LLC.		DELTA AIR LINES INC.

By:	/s/ John Fredericksen	By:	/s/ Jack Turnbill
Name:	John Fredericksen	Name:	Jack Turnbill
Title:	VP & General Counsel	Title:	Vice President of Technical Sales

Delta Air Lines, Inc.
Department 590
Atlanta, Georgia 30320-6001

Amendment

to

Technical Services Agreement

This Amendment no. 1 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc and MN Airlines, LLC (“MN”) dated October 8, 2003 (the “Agreement”), is entered into this 8th day of November, 2004.

WHEREAS, the parties have entered into the Agreement for the provision of certain inventory and maintenance support services from Delta to MN; and

WHEREAS, the parties wish to amend the Agreement to add an additional aircraft to the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

I.     All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2.     The following aircraft is hereby added to the Agreement as a part of Annex A1 and shall be considered an Aircraft:

Registration	Model	serial #	mfg. Date	engine type
N807SY	B737-800	33016	10/1/2004	CFM56-7B27

2.     Delta and MN hereby agree that N807SY has certain parts and/or components that are not compatible with the other Aircraft in the Agreement and with the B737-800 aircraft in Delta’s fleet. Delta and MN each agree to work together to reach a mutually agreed upon process for managing the differences which may exist with respect to N807SY.

3.     Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN AIRLINES, LLC		DELTA AIR LINES, INC.

By:	/s/ Shaun P. Nugent	By:	/s/ David Leclair
Name:	Shaun P. Nugent	Name:	David Leclair
Title:	Chief Financial Officer	Title:	Q.M. Tech Sales

INVENTORY SUPPORT & SERVICES

AGREEMENT

Between

SUN COUNTRY AIRLINES, INC.

And

DELTA AIRLINES, INC.

This Inventory Support and Services Agreement (“Agreement”) dated as of February 01, 2001 by and between Delta Air Lines, Inc., a Delaware corporation with its principal office at Hartsfield Atlanta International Airport, Atlanta, Georgia (Delta) and Sun Country Airlines, Inc. a corporation organized under the laws of Minnesota with its principal office at 2520 Pilot Knob Road, Suite 100, Mendota Heights, Minnesota 55120 (“Sun Country”).

W I T N E S S E T H

WHEREAS, Sun Country operates certain Boeing 737-NG aircraft powered by CFM 56-7 engines (the “Aircraft”) as further described in the Annex hereto; and

WHEREAS, Sun Country desires for Delta to provide certain aircraft inventory support services for the Aircraft as further defined in Annex A to this Agreement (the “Services”); and

WHEREAS, Delta agrees to perform such Services in accordance with the terms and conditions of this Agreement, including all agreements and Annexes incorporated herein by reference.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.	DESCRIPTION OF THE SERVICES

1.1 Subject to the terms and conditions set forth in this Agreement, Delta agrees to provide to Sun Country, in accordance with the performance criteria set forth in Annex A hereto inventory support and component maintenance for Components (the “Components”) for Sun Country’s Aircraft type as more specifically identified in the Annexes hereto. Delta shall be the-exclusive provider of such Services during the term of this Agreement with the exceptions noted in the Supply Response Times section of Annex A.

1.2 Sun Country will provide to Delta, or provide Delta access to, as appropriate and as required, any and all manufacturer-issued manuals, drawings, test equipment, software upgrades and data and revisions thereto and any related logs and records and any and all other technical data not provided by Delta (hereinafter referred to as “Data”) which may be required by Delta for completion of the Services and related record keeping responsibilities at the location where any Service is to be performed prior to commencement of such Service. This includes all manuals, data, drawings and revisions thereto produced by any subcontractor, vendor and other supplier. These will be supplied to Delta in English and in a format, either paper, film or electronic usable by Delta with it’s present equipment. As a condition precedent to receiving any Data, Delta will be required to execute a contractor confidentiality agreement or any such similar agreement deemed necessary at the reasonable request of the manufacturer.

1.3 Standards and Practices, Regulatory Requirements- Services accomplished under this agreement will be in accordance with Delta’s Continuous Airworthiness Maintenance Program as prescribed in FAA Parts 43 and 121.

2.	TERM & TERMINATION

2.1 This Agreement shall become effective on the date first written above (the “Effective Date”) and, unless terminated earlier as provided for herein, shall remain in force and effect for seven years from the Effective Date (the Term). Except in the case of a termination for cause by either party, any Services in progress upon the termination of this Agreement or any Annex shall be completed and any payments due therefore shall be made in accordance With the terms hereof, even if the period required to complete such Services extends beyond the date of termination.

2.2 Either party may terminate this Agreement for convenience and without penalty or further obligation to the other party, no earlier than the fifth anniversary of the Agreement and upon not less than one hundred eighty (180) days prior written notice to the other party.

2.3 The above notwithstanding, either party may terminate this agreement upon not less than thirty (30) days (ten (10) in the case of non-payment) prior written notice to the other party if such other party fails to comply with any material provisions of this Agreement and such failure is not corrected, or where such failure cannot be corrected in such period, is not diligently seeking to correct such failure, within such thirty (30) day (ten (10) in the case of non-payment) period.

3.	CHARGES AND PAYMENT

3.1 In consideration of the Services to be provided hereunder, Delta will charge Sun Country and Sun Country agrees to pay to Delta those charges appearing in the Annex A hereto. All amounts shown and all payments due under this Agreement are in United States Dollars. All amounts will be invoiced to Sun Country and settled through direct billing unless otherwise mutually agreed to, in writing, between the Parties. All charges shown in Annexes hereto shall be subject to escalation in accordance with the escalation formula listed in Annex A3 to this Agreement.

3.2 Sun Country will pay all invoices within thirty (30) calendar days from the date of such invoice. Sun Country shall make all payments to Delta by wire transfer (Sun Country to bear the expense of the wire charges) to Citibank, N. A., New York, New York, ABA number 021000089, account number 40002617. Should an amount due to Delta by Sun Country not be paid by its due date, Sun Country will pay a late charge equal to the lesser of 1.5% per month or the maximum rate permitted by applicable law on any unpaid balance after the due date (“Past Due Rate”).

3.3 Any and all taxes (excluding any tax upon the income or gross receipts of Delta), fees, duties or other charges imposed or which may be imposed by any federal, state, county or local taxing or other authority on the provision or sale of services, parts, materials and/or articles to Sun Country supplied under this Agreement (Taxes) for which Delta may be held responsible for the collection or payment on its own behalf or on behalf of Sun Country will be Sun Country’s sole and exclusive responsibility and will be payable exclusively by Sun Country, provided that such taxes are in connection with the Services.

All amounts charged hereunder are exclusive of such Taxes and charges. Delta’s failure to invoice or collect such taxes and charges from Sun Country will not be deemed a waiver or release of Sun Country’ obligation hereunder, if any. Sun Country further agrees to indemnify and hold Delta harmless from and against the payment of any and all Taxes. In addition Sun Country agrees to repay the interest and penalties that may accrue or are otherwise incurred in connection with the Services if Sun Country is the negligent party. If a claim is made against any party for Taxes with respect to which the other party is liable for a payment or indemnity hereunder, the party receiving such claim will promptly give the other notice in writing within fifteen (15) days of receipt of such claim; provided, however, that failure to give notice will not relieve any party of its obligations hereunder. Sun Country will be required to remit payment to Delta or the tax authority, as appropriate, unless Sun Country is permitted by applicable law to contest such claim and defer payment in accordance with the law. Such contest will be coordinated by Delta and the reasonable expenses will be borne by Sun Country, and includes, but is not limited to such costs, expenses, legal and accounting fees, penalties and interest. If either party receives any refund on account of any suit or action for a Tax for which the other party has provided funds hereunder, such party shall promptly, but in any event within thirty (30) days of receipt of such refund, remit such refund to the other party, together with any interest refunded on such amount.

4.	TRANSPORTATION, TITLE, RISK OF LOSS

4.1 Sun Country shall be responsible for the cost of one way transportation for all Components to Delta’s Technical Operations Center in Atlanta, Georgia, or such other Delta facility as directed by Delta, including, as applicable, all import/export licenses and fees. The risk of loss for all Components during shipment shall be borne by Sun Country. Costs for shipment of serviceable Components from Delta Facilities to Sun Country facilities within the United States will be borne by Delta, however, international shipping costs and associated charges, such as customs and brokers’ fees, will be borne by Sun Country if such serviceable Component is shipped to a Sun Country international station. Additionally, Sun Country shall be responsible for all shipments of Components within and between Sun Country stations. The risk of loss for all Components during shipment will pass from the shipping party to the receiving party upon delivery to a common carrier for shipment.

4.2 Title to Components shipped to Sun Country shall vest in Sun Country and title to removed Components will vest in Delta, each upon the installation of the replacement Component on an Aircraft.

5.	LIABILITY, INDEMNITY AND INSURANCE

5.1 To the fullest extent permitted by law, Sun Country shall indemnify, defend and hold harmless Delta, its directors, officers, employees and agents from and against any and all claims, damages, losses, liabilities, judgments, costs, fines and expenses of any kind or nature whatsoever, including but not limited to interest, court costs and attorney’s fees, which in any way arise out of or result from the performance or nonperformance of Services under this Agreement, including but not limited to injury to or death of any person (except for injury to or death of an employee of Delta) and damage to or destruction of any property, real or personal. However, nothing contained in this section shall be construed as an indemnity by Sun Country against any loss, liability or claim to the extent arising from the negligence or willful misconduct of Delta. In no event shall Delta be liable for any indirect, special or consequential damages, including lost revenues or profits and loss of use of equipment, aircraft or facilities arising out of or in connection with the performance or nonperformance of Services under this Agreement The indemnification obligations of this section shall survive termination or expiration of this Agreement.

5.2 Delta will promptly notify Sun Country of any claim made or suit brought within the scope of Section 5.1 and Sun Country shall have the right to assume and conduct the defense or to effect any settlement which it may deem proper.

5.3 For the term of this Agreement, and for a period of two (2) years thereafter, Sun Country shall carry and maintain at its own cost and expense: (i) Aviation Liability Insurance in an amount not less than Five Hundred Million Dollars (USD $500,000,000) Combined Single Limit on an occurrence basis for Bodily Injury and Property Damage, including, without limitation, products liability, ferry flights and contractual liability and in such form as required by Delta; and (ii) Aircraft All Risk Hull Insurance, including ground taxi, in-flight, spare parts (whether on or off the Aircraft) and war risk coverage, and which contains a provision waiving any and all rights of subrogation that Sun Country’s insurers may have or acquire against Delta arising out of Services provided hereunder. Such liability insurance shall name Delta as an Additional Insured with respect to Sun Country’s indemnity obligations under this Agreement and shall contain a standard cross-liability endorsement and a breach of warranty provision in favor of Delta.

5.4 Sun Country and Delta each agree to be solely and fully responsible for payment of all Workers’ Compensation benefits for its respective employees.

5.5 Sun Country shall obtain the insurance required by this Agreement from a financially sound insurance company of recognized responsibility and shall furnish Delta with a certificate of insurance evidencing such coverage prior to the commencement of Services under this Agreement. All insurance policies shall be primary without contribution from any insurance carried by Delta. All insurance policies shall continue in full force and effect for at least thirty (30) days after Delta receives written notice of cancellation, termination or material alteration.

5.6 For the term of this Agreement, and for a period of two (2) years thereafter, Delta shall carry and maintain at its’ own cost and expense: Commercial Aviation Liability Insurance in an amount not less than Five Hundred Million Dollars (USD $500,000,000) Combined Single Limit Insurance per occurrence. Commercial General Liability insurance shall include endorsements: for personal injury; contractual liability and completed operations/product liability naming Sun Country as an additional insured; providing severability of interest, cross liability,; and which contains a provision waiving any and all rights of subrogation that Delta’s insurers may have or acquire against Sun Country arising out of Services provided hereunder. Policy shall provide a breach of warranty provision in favor of Sun Country.

5.7 Delta shall obtain the insurance required by this Agreement from a financially sound insurance company of recognized responsibility and shall furnish Sun Country with a certificate of insurance evidencing such coverage prior to the commencement of Services under this Agreement. All insurance policies shall continue in full force and effect for at least thirty (30) days after Sun Country receives written notice of cancellation, termination, or material alteration.

5.8 In no event shall either party hereto be liable to the other party for incidental consequential or special damages. ·

6.	EXCUSABLE DELAY

Neither party shall be liable to the other or to any other party for, nor be deemed to be in default of this Agreement because of any failure or delay in its performance due under this Agreement for any cause beyond its reasonable control including, but not limited to fires, floods, riots, insurrection, war, labor disputes, act of God.

7.	WARRANTY

7.1 Delta warrants and represents that the Services provide herein shall be accomplished in a manner to comply with the provisions set forth in subsection 1.3 and to the extent that any such parts or materials are overhauled, rebuilt or repaired by Delta, shall be free from defects in workmanship. All parts or materials furnished by Delta under this Agreement shall have been subject to Delta’s own receiving procedures and will be selected in accordance with industry standards and shall bear an appropriate airworthiness tag. Delta will replace at no charge any such parts or materials that do not conform to the foregoing description. EXCEPT AS PROVIDED HEREIN, DELTA SPECIFICALLY DISCLAIMS ANY WARRANTY AS TO THE QUALITY OF SUCH PARTS OR MATERIALS. Delta will accrue any warranties which it or Sun Country may have received from the manufacturer or vendor if such warranties have not been extinguished. Sun Country will use commercially reasonable efforts to assign any warranties it has received from the manufacturer, lessor, or vendor if such warranties have not been extinguished. Delta shall execute all reasonable documents required by the manufacturer, lessor or vendor in order to effect assignment of any warranties Sun Country may have received. All assignments of warranty rights to Delta pursuant to this Section will expire immediately upon termination or expiration of this Agreement and such rights will revert back to Sun Country.

7.2 THE WARRANTIES CONTAINED IN THIS SECTION ARE GIVEN IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THOSE OF MERCHANTABILITY AND FITNESS FOR INTENDED USE. SUN COUNTRY HEREBY WAIVES AND RELEASES DELTA FROM ANY OTHER OBLIGATION OR LIABILITY ARISING OUT OF ANY CLAIMED DEFECT, WHETHER IN CONTRACT, TORT, OR ANY OTHER FORM OF ACTION, AND IN NO EVENT WILL DELTA BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES.

8.	GENERAL

8.1	Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other.

8.2

This Agreement represents the entire understanding of the parties as to its subject matter and its terms may not be modified or amended other than by a writing of even or subsequent date executed for both parties by their duly authorized representatives.

8.3

Neither an express waiver nor a failure by either party to demand performance of any provision of this Agreement will constitute a waiver of such provision at any time in the future or a waiver of any other provision.

8.4

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.5	This Agreement shall be governed by and construed in accordance with the laws of the state of Georgia , regardless of its conflicts of laws rules.

8.6

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party is intended to benefit from, nor may any third party seek to enforce, any of the provisions of this Agreement.

8.7	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single enforceable agreement.

8.8

If either party initiates an action by way of a claim or counterclaim to enforce any of its rights under this Agreement, the prevailing party shall be entitled to receive its court costs and reasonable attorneys fees from the losing party.

8.9

Sun Country shall appoint a representative who shall be authorized to make technical decisions for Sun Country with respect to the Services. Delta shall provide such representative with appropriate office accommodations, which may or may not be for such representative’s exclusive use.

9.	RETURN AND PURCHASE OF COMPONENTS

9.1 Upon termination of this Agreement for any reason, Sun Country shall return all Components belonging to Delta which are then in Sun Country’s possession to Delta no later than ten (10) days of such termination.

9.2 Upon termination of this Agreement for any reason other than a breach of this Agreement by Sun Country, Sun Country may request to purchase certain Common Components in accordance with the following schedule; months since Effective Date, 0 to 12, 100% of current manufacturer’s list price plus twelve (12) percent administration fee; months since Effective Date, 13 to 24, 100% of current manufacturer’s list price plus five (5) percent administration fee; months since Effective Date, 25 to 36 , 85% of current manufacturer’s list price plus five (5)% administration fee; months since Effective Date, 37 to 48, 85% of current manufacturer’s list price; months since Effective Date, 49 to 60, 75% of current manufacturer’s list price. Such request for purchase shall list the Component nomenclature, part number, serial number, and the quantities desired. Within thirty (30) days of such request, Delta shall advise Sun Country whether Delta will sell any of such Components and in what quantities. The purchase of Components shall be covered by a separate agreement between the parties.

Sun Country shall have the obligation to purchase Non-common Components at the end of the Term or in the case of early termination in accordance with the Common Component purchase schedule.

In order to facilitate records transfer, for all Sun Country purchased Components, Sun Country will provide to Delta the serial number, part number, and nomenclature of each purchased Component. Upon receipt of this information from Sun Country and after payment has been made to Delta, Delta shall convey title and all records related to such Components to Sun Country.

10.	CONFIDENTIALITY

10.1 The parties hereto each agree that the terms of this Agreement is confidential and neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other party.

10.2 All data exchanged between the parties pursuant to this Agreement and marked as confidential or proprietary (in the case of data exchanged orally and expressly stated as confidential which is followed up in writing within ten (10) days of such disclosure) shall be considered Confidential Information. Each party hereto agrees to keep Confidential information provided to it by the other party in confidence and not to disclose such Confidential Information to any third parties or to any person within the employ of the receiving party without a need to know such information, without the prior written consent of the disclosing party, such consent not to be unreasonably withheld. The parties agree to exercise the same degree of care in protecting the other parties confidential information as it uses to protect its own Confidential information, but in any event, a reasonable degree of care. Each party agrees that at the earlier of termination of this Agreement or upon a request by the other party for the return of any Confidential Information, it shall, as soon as practical, return such Confidential Information, or destroy such Confidential Information and certify such destruction to the disclosing party.

11.	NOTICES

Notices required by this Agreement will be deemed sufficient when received, if given in writing by personal delivery, by certified mail, or by electronic transmission or by fax addressed to the parties as follows, except to the extent that a specific Annex specifies that notices with respect to matters covered in that Annex are to be sent as provided therein:

IF TO DELTA:

Director - Technical Sales and Services

Delta Air Lines, Inc.

Hartsfield Atlanta International Airport

Atlanta, Georgia 30320

Facsimile No.: (404) 714-3281

Copy To: Vice President - Technical Operations

IF TO SUN COUNTRY:

Sun Country Airlines, Inc.

Director Materials

7701 26th Avenue South

Minneapolis, Minnesota 55450

Tel: 651-681-3900

Fax: 612-726-5615

with a copy to:

Sun Country Airlines, Inc.

2520 Pilot Knob Road, Suite 250

Mendota Heights, Minnesota 55120

Attn.: Luke A. Gomez, Esq.

          Legal Officer

Facsimile no.: 651-681-0074

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals through the signatures of their duly authorized representatives, as of the date first specified herein.

SUN COUNTRY AIRLINES, INC.		DELTA AIR LINES, INC.

By:	/s/ Greg Mays	By:	/s/ Don Mitacek
Title:	President and Chief Operating Officer	Title:	Senior Vice President - Technical Operations

RETURN CONTRACT TO

TECHNICAL SALES AND SUPPORT

DEPARTMENT 460

TECH SALES
LEGAL
RISK MGMT
COMPONENT MGMT
ENGINEERING
CORP. TAXES
RELIABILITY
MATERIAL
MANAGEMENT

ANNEX A

TO

INVENTORY SUPPORT & SERVICES

AGREEMENT

Table of Contents

Annex A

DEFINITIONS	14
SCOPE OF SERVICES	16
Inventory Maintenance; Basis for Provisioning	16
Configuration Management	16
Reliability Monitoring & Tracking	16
Performance Measures	17
Adjustments to Allocated Inventory	17
Inventory Management	17
Maintenance and Repair	17
Misuse or Abuse of Components	17
No Fault Found (NFF) Components	17
Airworthiness Directives (ADs)	18
Service Bulletins (SBs)	18
SBs Costing No More Than $1,200	18
SBs Costing More than $1,200	19
Determining the Cost of SBs	19
Undocumented Components or Repairs	20
Supply Response Times	20
Return of Components	20
Shipment Methods and Costs; Packing; Required Records	21
Method of Shipment and Costs	21
Proper Packaging	21
Records and Reports	21
Warranty Administration	21
Project Manager; Customer Representatives	21
ANNEX A1
Description of Aircraft
ANNEX A2	23
Charges & Payments	23
Allocated Inventory - Flat Rate	23
Component Repair & Management - Cost per Flight Hour & Rate Adjustment	25
Time & Material Rates (Delta T&M)	26
Late Charges	26
Time & Material Invoices	27
ANNEX A3	28
Rate Escalation Formulas and Adjustments	28
Power-by-the-Hour Rate Escalation Formulae	28
Delta Time & Material Rate Escalation Formula	28
ANNEX A4	29
Common Components	29
ANNEX A5	30
Non-Common Components	30

DEFINITIONS

Definitions. The following terms have the meanings defined below when used in this Agreement (whether or not underscored):

“AD” (Airworthiness Directive) means an airworthiness directive issued by the FAA and applicable to any Component.

“Aircraft” means each Boeing 737 Next Generation aircraft that is operated by Sun Country Airline during the Term of this Agreement.

“Allocated Inventory” means the Common and Non-Common Components that have been assigned to support Aircraft.

“Anniversary Date” means the date one year from the date of first Aircraft revenue service (the “First Anniversary Date”) and each anniversary of such date.

“AOG” (Aircraft-on-Ground) means any Aircraft which is not airworthy because of the unavailability of one or more Components.

“Boeing” means The Boeing Company or any successor or assignee corporation which is approved by the FAA to provide maintenance, parts, and product support for the Aircraft.

“Boeing Manuals” means the various Boeing manuals that pertain or relate to the Aircraft or the Components (as they may be amended, supplemented, or superseded from time to time).

“Business Day” means any day other than a Saturday or Sunday or a holiday on which the banks in Georgia, New York, or Minnesota are authorized or required by law to close for business.

“COMAT” means company material shipped on either a Sun Country flight or Delta flight, including an affiliate of Delta.

“Common Components” means any Component that is form, fit and function interchangeable with those like-components on Delta B737NG aircraft.

“Common Station” means any United States domestic station into which both Sun Country and Delta fly B737NG aircraft and Delta maintains inventory to support such operations.

“Component(s)” means, collectively, any self-contained part, combination of parts, subassemblies or units, which perform a distinctive function necessary to the operation of a system pertaining, required or expended in connection with the Aircraft, with the exception of, engines, APU, landing gear (everything below the landing gear attachment points that is not a line replaceable unit), flight control surfaces, thrust reversers, life limited parts, passenger accommodation items (seats), unscheduled removal(s), wheels, tires, and brakes and insurance spares identified as leaseable spare parts in the then current Boeing Spare Parts Price Catalog. Unless otherwise noted, Components will always mean both Common and Non-Common Components that are provided and eligible for service under the PBTH rate.

“Delta Facility” means Delta Technical Operations Center at Hartsfield Atlanta International Airport or any other facility where Delta routinely performs work.

“Delta Manuals” means the various Delta manuals that pertain or relate to the Aircraft or the Components (as they may be amended, supplemented, or superseded from time to time).

“Delta Time & Material Rates” means Delta Time & Material rates as specified in Annex A2.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Effective Date” means the date this Agreement is signed by both parties.

“FAA” means the Federal Aviation Administration of the United States of America and any U.S. Government Authority which may, after the Effective Date, have regulatory authority over the use, maintenance, or operation of the Components, concurrently with, or in replacement of, the Federal Aviation Administration.

“FAA Regulations” means all present and future laws, rules, and regulations promulgated by the FAA and all orders issued by the FAA pertaining to or affecting the Components.

“Flight Hour” means, for a particular reference period, every hour (or portion of an hour) flown by an Aircraft, computed from each take-off (wheels off) of the Aircraft until the subsequent landing (wheels on), as recorded in the technical log book (or equivalent) of the applicable Aircraft.

“Government Authority” means any nation, state, government or sovereignty (or any political subdivision of any of the foregoing), and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any agency or instrumentality of government.

“Maintenance Program” means Sun Country’s FAA-approved maintenance program.

“Non-Common Component” means any Component other than a Common or an excluded Component.

“Non-Common Station” means any station or city in which Sun Country operates B737NG aircraft and Delta does not operate B737NG’s or have inventory to support such operations.

“OEM Manual” means the respective manuals of each original equipment manufacturer as applicable to their respective Components (as the manuals may be amended, supplemented, or superseded from time to time).

SCOPE OF SERVICES

Inventory Maintenance; Basis for Provisioning

Delta will purchase and maintain a mutually agreed upon inventory of Components, sufficient to support the operation of the fleet of Aircraft within the program performance measures. Delta shall provide system wide Component support to the Sun Country fleet which shall include maintaining a supply and inventory management and tracking function for Components, and providing Components to Sun Country on an exchange basis, as described below. The Components shall be integrated into Delta’s inventory for use on both Delta aircraft and Sun Country’s Aircraft. Delta will allocate certain inventory to Sun Country at stations where Delta does not operate aircraft of the same type as the Aircraft (the “Allocated Inventory”) in quantities that are mutually agreed upon between the parties. Delta may utilize any of the Allocated Inventory for its own needs, however, in such event, Delta shall use commercially reasonable efforts to replace such Allocated Inventory as soon as is practical.

Delta will supply serviceable Components to Sun Country on an exchange basis; that is, title to Components shipped to Sun Country shall vest in Sun Country and title to removed Components will vest in Delta, each upon the installation of the replacement Component on an Aircraft.

Configuration Management

Delta shall have configuration management responsibility for all Common Components. Sun Country shall have configuration management responsibility for all Non-Common Components. Sun Country shall cooperate with Delta to ensure that Common Components configuration is maintained in accordance with FAA accepted practices.

Reliability Monitoring & Tracking

Delta shall provide to Sun Country, an unscheduled removal report for Common Components removed from Delta’s 737-NG aircraft. This report shall be provided quarterly to aid in monitoring Common Component reliability trends, and failures, in order to determine any adjustment to the Common Component inventory. Sun Country shall provide to Delta, an unscheduled removal report for Components removed from Sun Country Aircraft. This report shall be provided quarterly to aid in monitoring Component reliability trends, and failures, in order to determine any adjustment to the Component inventory.

Delta will utilize its existing reliability tracking program to track Common Components. The systems to be tracked, the calculations to be made and the performance standards against which the systems are measured will be in accordance with FAA accepted practices. Data required to support such a tracking program will be supplied to Delta by Sun Country as requested by Delta. Sun Country will co-operate with Delta to further develop acceptable data models and methods of data transmission. For Common Components operating on Delta aircraft, Delta will periodically review the trend analysis and implement corrective action if reliability falls below Delta’s established statistical limits. Delta will not track the reliability of Components operating on Sun Country Aircraft.

Performance Measures

Delta shall provide Component support to Sun Country to ensure that Sun Country Aircraft do not experience a twelve (12) month rolling average Parts Related Delay rate greater than the Parts Related Delay rate goal that Delta sets for its own 737-NG fleet.. Such goals shall be provided to Sun Country as they are established and revised from time to time. Should Component support fail to meet this performance measure, Delta shall assist Sun Country in evaluating the cause of such failure and determine and implement the appropriate corrective action(s) in a timely manner so as to meet the performance measure.

Adjustments to Allocated Inventory

Delta and Sun Country, as mutually agreed, will adjust the type and quantity of Allocated Inventory from time to time as necessary to meet program performance measures.

Inventory Management

Delta shall utilize its existing inventory management system to manage, order, and track the Allocated Inventory.

Maintenance and Repair

Delta shall be responsible for an off-wing repair and overhaul for all Components. Delta will maintain the Common Components in accordance with current manufacturer’s Standard Practice manuals and Component Maintenance Manuals, which contain Delta repairs, processes, and material equivalents noted on the Delta information pages. All Delta data have been classified and substantiated as FAA acceptable (minor) and/or FAA approved (major) in accordance with Delta’s Continuous Airworthiness Maintenance Program. Delta will ensure all Non-Common Components will be maintained in accordance with the applicable manufacturer’s Component Maintenance Manuals in accordance with FAA Title 14 of the Code of Federal Regulations (FAR) Parts 43, 145, and/or 121.

Misuse or Abuse of Components

Repair and replacement of Components damaged due to Sun Country’s use of such Component outside of the manufacturer’s recommendations, improper operation/maintenance, foreign object damage, abuse, negligence or accidental damage shall be repaired by Delta at Delta T&M rates, or if replacement is necessary, shall be replaced at the then current manufacturers list price. Delta shall bear all costs for the replacement of all Components deemed beyond economic repair (BER) due to normal wear and tear.

No Fault Found (NFF) Components

For all Components returned to Delta for Service under the PBTH rate, if Delta cannot confirm a failure of such Component after inspection or testing, or such inspection or testing shows the Component to be in serviceable condition (“NFF”), then Delta will notify and provide inspection and testing results to Sun Country. For NFF Components, Sun Country will pay to Delta, $500 for testing and recertification of NFF Component(s). If testing and recertification is accomplished by a Delta vendor, Sun Country will pay Delta’s substantiated cost plus eight percent (8%). The preceding notwithstanding, Sun Country will not be charged a NFF fee if the removal of the Component was based on a troubleshooting recommendation by Delta that such Component be removed. For Delta tested and re-certified NFF Component(s), if such Component(s) is subsequently removed within one hundred (100) Flight Hours of installation with a confirmed failure for the same reason as identified on the prior removal, then Delta will repair such Component and, in addition, will either: (i) issue Sun Country a credit against an unpaid Delta invoice issued for a NFF charge, or (ii) credit to Sun Country the amount paid by Sun Country for the NFF charge.

Airworthiness Directives (ADs).

Delta will, as part of the Services, review, analyze and issue engineering documentation for the incorporation of ADs into Common Components. Sun Country will review, analyze and issue engineering documentation in a format acceptable to Delta the instructions for the incorporation of ADs into Non-Common Components. The actual accomplishment of any ADs on Components will be charged to Sun Country at Delta Time & Material Rates, but only for the amount of such Components delivered with Sun Country’s Aircraft that did not have the particular AD complied with. The amount of labor charged for accomplishing any AD will be those number of man-hours specified in the AD, or if the AD fails to specify the number of man-hours, then such information will be obtained from the relevant equipment manufacturer. If the manufacturer specifies the number of man-hours, then not more than such number will be invoiced by Delta. If the manufacturer does not supply such information, Delta will estimate the labor required to accomplish the AD and notify Sun Country. Delta will track and invoice Sun Country for the actual labor necessary to accomplish the AD, advising of any substantive changes, if they occur, that would significantly alter the estimate. Any labor expended on Services not required to accomplish the AD will be allocated as appropriate either to the PBTH Rate or to the Delta Time & Material Rate as provided elsewhere herein. The material part of the Delta Time & Material Rate charge will be for only that material necessary to complete the AD per the information in the AD. If the AD fails to provide the list of materials necessary to accomplish the AD, such information will be obtained from the relevant equipment manufacturer. If that information is not available, Delta will estimate the material required to accomplish the AD. Delta will track and invoice for the actual material necessary to accomplish the AD. If the only reason for removing a Component from an Aircraft was to accomplish an AD, Delta will invoice for, and Sun Country will pay to Delta, all the costs required for the Services associated with the accomplishment of the AD and other Services required by the Maintenance Program to return the Component to serviceable condition at Delta Time & Material Rates. Any other work performed during such a shop visit to enhance any performance or life of the Common Component will be borne by Delta. To the extent allowed by the time limits of the AD, Delta will make all reasonable efforts to accomplish ADs in conjunction with other scheduled maintenance on such Component.

Service Bulletins (SBs)

As deemed necessary by Delta, Delta will, as part of the Services, review, analyze and issue engineering documentation for the incorporation of SBs into Common Components. For Common Components requiring incorporation of an SB to meet Delta modification standard, Delta will incorporate that SB at the time Delta performs other Services on such Components, in accordance with the following:

SBs Costing No More Than $1,200

If Delta reasonably estimates the incorporation of an SB into a Common Component will cost no more than $1,200, when calculated at Delta Time & Material Rates, then such SB will be incorporated into the Component as part of the Services provided under the PBTH Rate. Such SB may be automatically incorporated without Sun Country permission so long as Sun Country is provided with notice and the SB does not change the fit, form or function of the Component. In the event the SB will change the fit, form or function of the Component, then Delta shall provide Sun Country with a written copy of Delta Engineering Order (EO) for such change.

SBs Costing More than $1,200

If Delta reasonably estimates the incorporation of an SB into a Common Component will cost more than $1,200, when calculated at Delta Time & Material Rates, then such SB will be incorporated at Sun Country’s expense at Delta Time & Material Rates, but only for the amount of such Components delivered with Sun Country’s Aircraft that do not have the particular SB incorporated. In the event that the Component manufacturer or some other person compensates Delta for the incorporation of the SB, then Sun Country shall not be charged to the extent such compensation reduces Delta’s cost for incorporating the SB below $1,200.

Determining the Cost of SBs

The determination of the time and material elements of Delta Time & Material Rates for incorporation of SBs provided for above will be calculated in accordance with this Section. The markup on materials will be based on the current list price. The labor part of the Delta Time & Material Rate charge will be only for that number of man-hours specified in the SB, or if the SB fails to specify the number of man-hours, then such information will be obtained from the relevant equipment manufacturer. If the manufacturer specifies the number of man-hours, then not more than such number will be invoiced by Delta. If the manufacturer does not supply such information, Delta will estimate the labor required to accomplish the SB and notify. Delta will track and invoice for the actual labor necessary to accomplish the SB, advising of any substantive changes if they occur that would significantly alter the estimate. The material part of the Delta Time & Material Rate charges will be for only that material necessary to complete the SB per the information in the respective SB. If the SB fails to provide the list of material necessary for accomplishment of the SB, such information will be obtained from the appropriate equipment manufacturer. Using the bill of material specified either in the SB or by the manufacturer, Delta will flat-rate the material for the SB at the then-current prices. If that information is not available, Delta will estimate the material required to accomplish the SB. Delta will track and invoice for the actual material necessary to accomplish the SB. Labor expended on Services not required by the accomplishment will be allocated as appropriate either to the PBTH Rate or the Delta Time & Material Rate as provided elsewhere herein. If the only reason for removing a Component from an Aircraft is to accomplish the performance of an SB. Delta will invoice for, and Sun Country will pay to Delta, all the costs required for the Services associated with the accomplishment of the SB and other Services required to return the Component to serviceable condition at Delta Time & Material Rates.

Modification Compatibility

If Sun Country chooses not to accept a Component modification that Delta is performing on Components for Delta’s fleet and such decision creates the need for a larger inventory of Non-Common Components, Sun Country will either; (i) purchase, or authorize Delta to purchase, such additional Non Common Components for the inventory in a quantity sufficient to support the requirements of the Sun Country fleet, as is mutually agreed between Delta and Sun Country, or (ii) agree to an amend this Agreement to remove each such NonCommon Component from Delta’s support obligations.

Sun Country will create or revise all Sun Country documentation and equipment, including task cards, Illustrated Parts Catalogs, test equipment and Aircraft, that are affected or necessitated by all such EOs, ADs, and SBs related to Components.

Undocumented Components or Repairs

If, in performing any Services, Delta finds any undocumented Component or repair, then Delta will promptly notify Sun Country along with providing documentation of the undocumented Component and/or repair. Sun Country shall then substantiate such Component within three (3) days of Delta’s notice. If Sun Country is unable to substantiate such Component, Delta will not accept the undocumented Component for Services or remedy the undocumented repair at Delta Time & Material Rates.

Supply Response Times

When a Component requires removal from an Aircraft and Sun Country does not have a replacement Component available, Sun Country will notify Delta Front Desk and, within thirty minutes of receiving any such notice, Delta will: (i) acknowledge receipt of the request; (ii) advise Sun Country whether a replacement Component is in stock or must be obtained from another source; and (iii) either give Sun Country complete shipping information for the replacement Component or advise Sun Country of when such information will become available. Delta or its suppliers will ship a Component to the location designated by Sun Country as soon as possible; but in any event, to comply with program performance measures, all Components will be shipped within twenty-four (24) hours of Delta’s receipt of a request at least ninety percent (90%) of the time in the case of Airframe and Engine Components and ninety-five percent (95%) of the time in the case of APU Components. Such percentages will be calculated on twelve-month rolling averages. If either such rolling average falls below the program performance measures, Delta and Sun Country will identify the reasons for the program performance shortfall. Upon such identification, Delta and Sun Country will take prompt action to ensure that the Components are either stocked or sourced in sufficient quantities to meet the program performance measures stated in this Annex. Notwithstanding the preceding sentences, Delta will ship Components using the same degree of expediency for a Sun Country AOG situation that Delta generally uses for a Delta AOG situation. If Delta’s general AOG handling methods are not sufficient in a particular situation, then at Sun Country’s request, Delta will arrange for unique shipping methods, such as the hiring of private aircraft to ship the Component, all at Sun Country’s cost and expense.

If a Common Component can not be provided to Sun Country and Sun Country has an Aircraft that is AOG for such Component, Delta will provide assistance to Sun Country in locating such Component for Sun Country to lease or borrow. In such cases, Delta will be responsible for the loan or lease charge until such Component is provided to Sun Country by Delta.

Return of Components

Sun Country will return each Component removed from an Aircraft to Delta’s facility within five (5) days of its removal from the Aircraft. Sun Country will arrange for all such shipments except in those instances when Delta or a Delta subcontractor actually removes and replaces an Component. In such instances within the United States, Delta will pack, ship and track shipment of such Component. In such instances outside the United States, Delta will coordinate with Sun Country’s maintenance control center on the return of the Component.

Shipment Methods and Costs; Packing; Required Records

Method of Shipment and Costs.

At Sun Country’s option, for any Component which requires Services, Sun Country will provide for shipment at its own cost and expense via any reasonable method that will meet the Component return time requirement.

Proper Packaging.

Delta will initially deliver all serviceable Components in reusable Category 1 containers (as defined in ATA Specification 300). Sun Country will return each removed Component in the same or equivalent container as the one in which the replacement was shipped. If that container or its equivalent is not returned to Delta, Sun Country will be charged for its replacement. Each Component shipped by Delta will have attached to it a tag indicating serviceability under the standards of FAR Part 121. Regardless of the method of shipment, Sun Country shall be responsible for ensuring that Components are properly prepared, packaged, labeled and documented under applicable ATA 300 and hazardous goods regulations. In the event Delta receives a Component from Sun Country that is not properly packaged under applicable ATA 300 and hazardous goods regulations, Delta will so notify Sun Country in order for Sun Country to provide a proper package for use by Delta in returning the Component to Sun Country. In the event Sun Country fails to provide the proper packaging, Delta may provide such packaging required under the applicable ATA 300 and hazardous good regulations and Sun Country shall compensate Delta for such packaging at Delta Time & Material Rates.

Records and Reports.

Sun Country will furnish the following data with each Component offered for Services: the Aircraft’s registration and serial number; the Component name, model, and serial number; the number of .Flight Hours and cycles the Component accumulated on the Aircraft; the dates the Component was installed and removed and the reason for removal. Concurrent with shipment of serviceable Components Delta will provide data on each such Component, including, as available, aggregate flight hours and cycles accumulated. serial number; the Component name, model and serial number; the total number of hours and cycles on the Component.

At end of Term or in case of early termination, Sun Country shall provide Delta with a written list, by serial number, part number, and nomenclature, of Components eligible for Service that arc installed on Sun Country Aircraft. Upon receipt of such written list, Delta shall provide Sun Country with all available records for such Components.

Warranty Administration

On behalf of Sun Country, Delta will administer claims against manufacturers of removed Components on which a warranty is in effect. Delta will retain any warranty related compensation. To achieve this purpose, Sun Country will cause the assignment to Delta of all warranty rights related to the Components. If Sun Country has not made reasonable efforts for such assignment before a warranted Component must be repaired, Sun Country will be charged for such repair at T&M. All assignments of warranty rights to Delta pursuant to this Section will expire immediately upon termination or expiration of this Agreement and such rights will revert to Sun Country.

Project Manager; Customer Representatives

Delta will assign an employee with experience in project management to coordinate all aspects of the Services and to be the primary liaison with Sun Country during the term of the Agreement. Sun Country will designate one or more representatives who at all times during the term of this Agreement will have the authority to accept or reject work performed by Delta. Sun Country will furnish to Delta’s Project Manager a list of its personnel, with contact information, who are responsible for the subjects covered by this Agreement. Delta will furnish to Sun Country a list of its personnel, with contact information, who are responsible for the subjects covered by this Agreement.

ANNEX A2

Charges & Payments

Allocated Inventory - Flat Rate

Sun Country shall pay to Delta a monthly rate of 1.5% times the value of the Allocated Inventory provided to Sun Country at the mutually agreed to locations. The total value of Allocated Inventory will be calculated on the last day of the month. The value of the Allocated Inventory on the last day of the month will be the basis for the payment due and such payment will be made in accordance with Section 3.2 of the Inventory Support Agreement. The Allocated Inventory value is determined by the average list price of the Component in Delta’s inventory system times the total number of Components allocated. The type and quantity of Components allocated to Sun Country shall be determined to meet the program performance measures contained in this Agreement.

Example:

Component Nomenclature	Component Part Number	Location	QTY	Unit Average List Price	Allocated Value
Computer	760SUE2-2	MSP	1	$25,000	$25,000
Actuator	Rl5048	LAX	1	$8,000	$8,000
Amplifier	622-5342-101	MSP/LAX	2	$9,500	$19,000
Transceiver	822-0334-002	SEA/MSP/JFK	3	$22,000	$66,000

				Total Value	$118,000

Monthly payment = $118,000      ×     1.5% = $1,770.00

Pool Inventory - Flat Rate

Sun Country shall be charged a flat monthly fee for the use of Common Components at stations where Components already exist to support Delta B737NG operations. Sun Country shall pay to Delta a monthly rate of 1% times the current value of Common Station inventory per aircraft, as most recently reported by Delta to Sun Country and revised from time to time, times a ratio of the number of Common Stations to the total number of SCA 737NG stations, times the number of Aircraft in service for that month. Such payment will be made in accordance with Section 3.2 of the Inventory Support Agreement. The rate for Pool Inventory will be calculated on the last day of each month. For Aircraft introduced into or removed from Sun Country’s fleet during any particular month, the contribution to payment for pool inventory for that particular Aircraft for that particular month shall be pro-rated based on the percentage of that month such Aircraft has spent in revenue service.

Example:

REQUIRED DATA:
Total Common Component Pool Inventory per A/C	$597,000
Station Value of Common Inventory = 40%	$238,800

Number of Common Stations	3	(a)
Number of 737NG Stations in SCA Network	9	(b)
Percentage of SCA System Overlap	33.3	%(a)/(b)

Number of 737NG Aircraft in Fleet	4

CALCULATION:
Station Value of Common Inventory	$238,800
Multiply by System Overlap Percentage	33.3%
Multiply by number of 737NG aircraft	4
Multiply by monthly rate	1%
Total Monthly Charge for Pool Inventory	$3,180

As mutually agreed, Sun Country will have the right to independently obtain & review Component cost data for Allocated Inventory and Pool Inventory for the purpose of confirming the Delta determined cost valuation quantity of the Allocated Inventory and Pool Inventory as described above.

Component Repair & Management - Cost per Flight Hour & Rate Adjustment

Sun Country shall pay to Delta $95 per flight hour for Component repair and warranty administration.

In the event Sun Country introduces additional Aircraft into this Agreement, the PBTH rate for such Aircraft shall be based on the age of such aircraft as follows:

Aircraft Age at Induction, months from OEM deliver	PBTH Rate
0 to 6	$95
7 to 12	$118
13 to 28	$133
29 to 36	$145
>37	$150

Delta reserves the right to amend the rates specified above in the event of unusual circumstances surrounding the aircraft being introduced into this Agreement. For the avoidance of doubt, the rate shown above shall only be applicable to the aircraft being introduced. All other Aircraft shall be charged at the PBTH Rate, subject to escalation.

Time & Material Rates (Delta T&M)

Sun Country will pay Delta for Services performed on a Delta Time & Material Rate basis at the following rates:

•	$65.00 per hour for mechanics and inspectors.*

•	$100.00 per hour for engineers and analysts. *

•	New Material at Delta’s cost plus twelve (12) percent with a per item cap on the markup of $1,250.00 and a per line item cap on the markup of $2,500.00

•	Used/serviceable material at 75% of manufacturer’s then-current list price with no markup.

•	Sun Country-supplied parts at 5% of Sun Country’s cost up to a maximum of $250.00 No-charge parts or kits would not be subject to this handling fee.

•	Outside repair at Delta’s invoiced cost plus 8%.

•	Consumable miscellaneous shop supplies will be provided at no charge.

*	These labor items will be escalated in accordance with Delta Time & Material Rate Escalation Formula Section of Annex A3.

Late Charges

For every day beyond the fifth business day that Sun Country retains a removed Component or fails to provide the required data for such Component, Delta will charge Sun Country a daily fee representing a percentage of the manufacturer’s current list price, computed cumulatively as follows: (i) 1.5% per day for days 6 through 10, then: (ii) 2% per day for days 11 through 30, then; (iii) 3% per day for days 21 through 30, then; (iv) 4% per day for day’s 31 until return.

Time & Material Invoices

Delta will issue to Sun Country at least monthly, or on a project basis, an invoice setting forth the Delta Time & Material Rate charges for Services not covered by the PBTH Rate. Such invoices will be addressed and sent to Sun Country at the following address:

Sun Country Airlines

7701 26th Ave south

Minneapolis, MN 55450

Attn: Karen Nesheim

Sun Country will pay such invoices in full, without setoff or withholding, within thirty (30) days from the date of issuance.

ANNEX A3

Rate Escalation Formulas and Adjustments

Power-by-the-Hour Rate Escalation Formulae

The initial PBTH Rate of $95 per flight hour set out in Annex A2, Component Repair & Management will be subject to escalation on the first day of January of each year beginning in 2002 in accordance with the following formula:

NR = CY × (PPIC/PPIP)

Where:
NR =	the rate to apply in the new calendar year
CY =	the rate from the current Contract Year as previously escalated and adjusted
PPIC =	the previous year’s average data for the twelve (12) months ending October from the “Producer Price Index - Commodities - Aircraft Parts and Auxiliary Equipment” as reported by the U.S. Department of Labor, Bureau of Labor Statistics
PPIP =	the average data for the twelve (12) months ending October from the year before the previous year from the “Producer Price Index - Commodities- Aircraft Parts and Auxiliary Equipment” as reported by the U.S. Department of Labor, Bureau of Labor Statistics

Delta Time & Material Rate Escalation Formula

The initial Time and Material Rates set out in Annex A2, Time and Material Rates will be subject to escalation on the first day of January of each year beginning in 2002 in accordance with the following formula:

NR = CY × (PPIC/PPIP)

Where:
NR =	the rate to apply in the new calendar year
CY =	the rate from the current Contract Year as previously escalated and adjusted
PPIC =	the previous year’s average data for the twelve (12) months ending October from the “Producer Price Index - Commodities - Aircraft Parts and Auxiliary Equipment” as reported by the U.S. Department of Labor, Bureau of Labor Statistics
PPIP =	average data for the twelve (12) months ending October from the year before the previous year from the “Producer Price Index - Commodities - Aircraft Parts and Auxiliary Equipment” as reported by the U.S. Department of Labor, Bureau of Labor Statistics

ANNEX A4

Common Components

As defined in Definitions section of this Annex.

ANNEX A5

Non-Common Components

(As defined in the Definitions section and listed below, this list shall be amended from time to time)

CSUFI	PN	Noun	SPC
25640001 210J	A12SA	MEGAPHON	2
25314105 105	DLH549-017	HOT CUP	2
23222101 035	G7165-01	PANEL	2
23124101 035M	G7404-24	PANEL	2
34439101 025R	G7407-01	PANEL	2
23221102 005M	NA138-714B	DECODER	2
25600039U140J	R0202A207	RAFT	2
25311125 075	XX72067002	OVEN	2
25311105 112J	11160-1	RAIL AY	2
25311105113	11225-1	MAKER	2
38110102105J	163CV59	GAUGE	2
31119490A350J	233A3207-7	MODULE	2
31151110 070	285A1710-1	MODULE	2
23510201 070	5145-1-64	PANEL	2
23340202 005R	743-0288-002	AMUX	2
34530206 005T	822-1338-001	TRNSPNDR	2
35310004Y010	9700C1ABF23A	BOTTLE	2
23711101 005	980-6022-001	RECORDER	2
23711201 050J	980-6116-001	PANEL	2
23340104 005K	980-9900-001	PLAYER	2
33	BR9643-21	LIGHT	6
25314105113	DLH1950	CONTAINR	6
35128520 310S	MF20-003	MASK AY	6
25640020A005	P0723-103	VEST	6
25600010 006S	P0723-103C	VEST	6
25600087C180J	P0723E105P	VEST	6
25640032 195	S6-01-0005-306	AID KIT	6
33510004 035J	0105924-005	LIGHT	6
57500015 060	115A4714-1	PANEL AY	6
25314105 110	225007-3	CONTAINR	6
25311105 110	225036-3	CONTAINR	6
31119490A540	233A3211-1	MODULE	6
33119001175	415-1657	LTPLATE	6
33119001 610J	415-1718	LTPLATE	6
33119004 110	415-728	LTPLATE	6
33119004 115	415-729	LTPLATE	6
33119001 470J	415-737	LTPLATE	6
25205123 055	435W1200-1K	RACK	6
23510003 060L	63999-000	MIC	6
23510026 020U	64000-102	HEADSET	6
33510516 070	702409-1002	IND	6

CSUFI	PN	Noun	SPC
33510516 075	702409-1003	IND	6
33518101 060	702409-1007	IND	6
33518101 065	702409-1008	IND	6
33518101 070	702409-1009	IND	6
33510516115	81000-22602	LIGHT AY	6
33510516 235	81000-22605	LIGHT AY	6
33510516 215	81000-22607	LIGHT AY	6
33510516 120	81000-22608	LIGHT AY	6
31318101 010	971-4193-001	ACCELER	6

February 4, 2002

Raytheon Systems Company

P.O. Box 6900CBN: l78

Greenville, TX 75403-6900

Attn: Royall G.G.

Re:	License for use of Delta STC SA2166SO on MSN 25493

Dear Sirs:

This letter agreement sets forth the terms and conditions pursuant to which Delta Air Lines, Inc. (“Delta”) will grant to Raytheon Systems Company (“Licensee”) a non-exclusive, non-transferable license to use a certain Delta Supplemental Type Certificate (“STC”) in the installation of a hatch kit, part number 53-0496-500, in the aircraft owned or operated by Licensee bearing manufacturer’s serial number 25493 (the “Aircraft”).

1.	Scope of License.

Delta hereby grants to Licensee a non-exclusive, non-transferable license to use Supplemental Type Certificate number SA2166SO for the installation by Licensee or its authorized repair or modification facility of a hatch kit, part number 53-0496-500, in the Aircraft. Delta represents to Licensee that Delta owns the rights to such STC and has the right and authority to grant this license. This license may not be transferred, sold or assigned by Licensee, nor may Licensee use it for the purpose of modifying any other parts or any other aircraft for itself or any other operator; provided, however, that Licensee may assign its interest herein with a transfer of ownership or possession of the Aircraft modified pursuant to the terms of this license, and any transferee under the terms of this provision may transfer its interest herein in the same manner.

2.	Price for License.

Pursuant to a Purchase Agreement dated as of even date herewith, Licensee will purchase from Delta one (1) hatch kit, part number 53-0496-500, in the amount of Ten Thousand Three Hundred Forty Seven Dollars ($10,347), which purchase price shall include the STC licensed hereunder. Licensee agrees and acknowledges that the STC shall be used solely in connection with the Aircraft.

3.	Taxes.

In addition to the amounts set forth above, Licensee will reimburse Delta (net of any additional taxes of such reimbursement) the amount of any and all taxes (except United States Income taxes) and fees of whatever nature, including customs duties and fees, paid or incurred by Delta as a result of or in connection with granting the license hereunder. If claim is made against Delta for any such tax, Delta will promptly notify Licensee. If seasonably requested by Licensee in writing, Delta will at Licensee’s expense take such action as Licensee may reasonably direct with respect to such claim, and any payment by Delta of such tax will be made under protest, if protest is necessary and proper. If payment is made, Delta will, at Licensee’s expense, take such action as Licensee may reasonably direct to recover such payment and will, if requested, permit Licensee in Delta’s name to file a claim or prosecute an action to recover such payment.

4.	Waiver; Limitation of Liabilities.

THE OBLIGATIONS AND LIABILITIES OF DELTA HEREUNDER, AND THE RIGHTS AND REMEDIES OF LICENSEE HEREUNDER ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND LICENSEE HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, GUARANTEES, OBLIGATIONS, LIABILITIES, RIGHTS AND REMEDIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ERROR IN DATA, THE PERFORMANCE OF SERVICES, OR ANY OTHER THING DELIVERED UNDER THIS AGREEMENT, THE VALIDITY OR SCOPE OF ANY PATENT INCLUDED IN THE DATA, ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY THIRD PARTY-OWNED PATENT BY ANY PREPARATION, TRANSFER OR USE OF DATA AND WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN PROCESSES USED OR PRODUCTS MADE IN ACCORDANCE WITH OR COVERED BY THE DATA, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS, (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM DELTA’S NEGLIGENCE, WHETHER ACTIVE, PASSIVE OR IMPUTED, AND (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY PROPERTY INCLUDING, BUT NOT LIMITED TO, ANY AIRCRAFT, AND (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

5.	Indemnification.

Licensee agrees to defend, indemnify and hold Delta, its assignees and their respective officers, agents and employees harmless from and against all liabilities, damages, losses, expenses, claims and judgments, including all costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from Delta, its assignees and their respective officers, agents or employees, by reason of loss of or damage to property, including any aircraft, or injury to or death of any person, whether or not occasioned by Delta’s negligence, active, passive or imputed arising out of or in any way connected with the use by Licensee or any assignee or transferee of any rights granted hereunder, services provided in connection therewith, or the repair, modification, maintenance or use of any aircraft, component or part.

6.	Proprietary Information; Remedies.

Licensee acknowledges and agrees that the rights to ownership of the STC and the data reflected therein are solely with Delta and are proprietary to it and will be used by Licensee or its authorized repair or modification facilities solely for the purposes described herein. Licensee agrees never to assert an ownership interest in the STC or the data reflected therein, or take any action contrary to Delta’s rights therein. In the event Licensee asserts such interest or takes such action, Licensee agrees that Delta may revoke this license with respect to the Aircraft modified hereunder. Should Delta notify Licensee of such revocation, Licensee will immediately cease all aircraft operations under the STC. The parties agree that, because of the nature of the rights Delta has under this license, remedies at law may not be adequate to provide for effective enforcement of Delta’s rights hereunder and, accordingly, Licensee agrees and acknowledges that Delta may seek and obtain injunctive relief to enforce its rights hereunder, and Licensee further agrees not to contest the jurisdiction of any U.S. District Court in which Delta may bring such an action.

7.	Governing Law; Negotiated Agreement; Entire Agreement.

This Agreement, including all matters of construction, validity and performance, shall be governed by, and construed in accordance with, the laws of the State of Georgia, U.S.A. as applicable to contracts entered into in such state by residents thereof and to be performed wholly within such state, and without reference to conflicts of law principles. Licensee and Delta agree that this Agreement, including Articles 4, 5 and 6, has been the subject of discussion and negotiation and is fully understood by the parties, and that the royalty for the use of the license and the other terms hereof were arrived at in consideration of Articles 4, 5 and 6. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous proposals, understandings, commitments or representations whatsoever, oral or written. This Agreement shall not be varied except by written agreement of the same or subsequent date signed on behalf of Licensee and Delta by their respective duly authorized representatives.

If this accurately sets forth our understanding, please sign both counterparts of this letter and return one to the attention of the undersigned on or before February 4, 2002.

Very truly yours,
DELTA AIR LINES, INC.

By:	/s/ Basil Papayoti
Name:	Basil Papayoti
Title:	Director Tech Sales and Marketing

ACCEPTED AND AGREED TO

THIS 20 day of February, 2002.

RAYTHEON SYSTEMS COMPANY

By:	/s/ Geoffrey Royall
Name:	Geoffrey Royall
Title:	Principal Subcontract Specialist

PURCHASE AGREEMENT

This Agreement, dated as of February 4, 2002 (the “Agreement”), is by and between Delta Air Lines, Inc., a Delaware corporation with its principal place of business at Hartsfield Atlanta International Airport, Atlanta, Georgia, (“Delta”) and Raytheon Systems Company, a Texas corporation with its principal place of business at Majors Field, Greenville, Texas (the “Customer”).

In consideration of the mutual covenants contained herein, Delta and Customer hereby agree as follows:

1.	THE PURCHASE ITEM

1.1	Description. Delta will fabricate and sell to Customer one (I) Access Hatch Kit, EE Bay, Part Number 53-0496-500, FMC Code 7A344, QA Codes 3, 11, 13, 17, 19 (the “Part”).

1.2

STC License. Pursuant to a Letter Agreement dated as of even date herewith, Delta will also grant Customer a non-exclusive, non-transferable license to use Supplemental Type Certificate number SA2166SO (the “STC”) for the installation by Customer or its authorized repair or modification facility of the Part in the aircraft bearing manufacturer’s serial number 25493 (the “Aircraft”).

3.	PRICE AND PAYMENT

3.1	Price. The price for the Part is Ten Thousand Three Hundred Forty Seven Dollars ($10,347). This price shall also include the use of the STC for the installation of the Part in the Aircraft.

3.2

Taxes. All amounts charged hereunder are exclusive of any and all taxes (excluding any tax upon the income of Delta), fees, duties or other charges which have been or may be imposed by any federal, state, county, local or foreign taxing or other authority on the use of the Equipment or the provision or sale of services, parts, materials and/or articles supplied under this Agreement (“Taxes”). All Taxes are payable exclusively by Customer regardless of whether Delta may be held responsible for the collection or payment on its own behalf or on behalf of Customer Delta’s failure to invoice or collect Taxes from Customer shall not he deemed a waiver or release of Customer’s obligation hereunder, if any.

3.3	Payment.

3.3.1	Delta will invoice Customer for the Part within thirty (30) days of delivery of the Part to the Customer.

3.3.2

Customer will pay the invoice in immediately available funds within thirty (30) days of its date. Delta will charge Customer, and Customer will pay to Delta promptly, a late charge of 1.5% per month on any unpaid balance after the due date. Invoices will be sent to Customer at the following address:

Raytheon Systems Company

P.O. Box 6900

Greenville, TX 75403-6900

3.3.3

All payments will be made at Customer’s expense (i) by wire transfer of immediately available United States Dollar funds to Delta’s account at Citibank, N.A., 399 Park Avenue, New York, New York, Account No. 30453617, ABA Number 021000089, with the request that the bank advise Delta by telephone at (404) 714-3253 upon transfer of the funds, or (ii) as otherwise agreed to by the parties.

3.3.4	If Delta should be required to initiate an action to collect any amount owed under this Agreement, it will be entitled to recover all costs of suit and attorney’s fees from Customer.

4.	DELIVERY; TITLE AND RISK OF LOSS

4.1	Delivery of Part. The Part will be shipped via Federal Express Overnight service FOB Delta’s place of business and shall be shipped to:

Raytheon Systems Company

Greenville Operations

BLDG 157, FM 1570

Greenville, TX 75402.

The Part will be shipped collect and billed to Customer’s Federal Express account no. 18692138-0.

4.2	Delivery Date. The delivery date shall be no later than April 8, 2002.

4.2	Risk of Loss. Risk of loss or damage to the Part shall be the responsibility of Customer upon shipment of the Part from Delta’s facilities.

4.3	Title. Title to the Part shall transfer to the Customer upon shipment of the Part from Delta’s facilities.

2

5.	EXCUSABLE DELAY

Delta shall not be liable to Customer or any other party for, nor be deemed to be in default of this Agreement because of, any failure or delay in its performance due under this Agreement for any cause beyond Delta’s reasonable control.

6.	WARRANTY DISCLAIMER AND LIMITATION OF LIABILITY

CUSTOMER HEREBY WAIVES AND DELTA EXPRESSLY DISCLAIMS ALL WARRANTIES, GUARANTEES, AND REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO THE PART AND THE STC. DELTA EXPRESSLY DISCLAIMS ALL WARRANTIES, ALL GUARANTEES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, AND COURSE OF DEALING OR USAGE OF TRADE. CUSTOMER HEREBY WAIVES AND RELEASES DELTA FROM ANY OTHER OBLIGATION OR LIABILITY ARISING OUT OF ANY CLAIMED DEFECT, WHETHER IN CONTRACT, TORT, OR ANY OTHER FORM OF ACTION, AND IN NO EVENT WILL DELTA BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, EVEN IF DELTA SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

7.	GENERAL

7.1	Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other.

7.2

The terms and conditions set forth in this Agreement and the Letter Agreement between the parties of even date herewith constitute the entire agreement and understanding between Delta and Customer as to the subject matter of this transaction and its terms may not be modified or amended other than by a writing of even or subsequent date executed for both parties by their duly authorized representatives.

7.3

Neither an express waiver nor a failure by either party to demand performance of any provision of this Agreement will constitute a waiver of such provision at any time in the future or a waiver of any other provision.

7.4

This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of its conflict of laws rules and Customer consents to the jurisdiction of the federal and state courts situated in Fulton County, Georgia, for the resolution of any dispute arising under this Agreement.

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7.5

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party is intended to benefit from, nor may any third party seek to enforce, any of the terms of this Agreement.

7.6	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single enforceable agreement.

7.7

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceablitity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8

Notices required by this Agreement will be deemed sufficient when received if given in writing by personal delivery, by commercial courier or by electronic transmission (followed by hard copy) addressed to the parties as follows:

If to Delta:

William Hicks

Account Manager, Technical Sales & Marketing

Delta Air Lines, Inc.

1775 Aviation Blvd.

Department 590

Hartsfield Atlanta International Airport

Atlanta, Georgia 30320

Facsimile No.: (404) 714-3281

Telephone No.: (404) 714-3253

If to Customer:

Raytheon Systems Company

P.O. Box 6900CBN:l78

Greenville, TX 75403-6900

Attn: Royall G.G.

Facsimile No.: (903) 457-7921

Telephone No.: (903) 457-6362

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IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered by its duly authorized signatory as of the date set forth above.

RAYTHEON SYSTEMS COMPANY		DELTA AIR LINES, INC.

By:	/s/ Geoffrey Royall	By:	/s/ Basil Papayoti
Name:	Geoffrey Royall	Name:	Basil Papayoti
Title:	Principal Subcontract Specialist	Title:	Director Tech Sales and Marketing

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Delta Air Lines, Inc.
Department 590
Atlanta, Georgia 30320-6001

Amendment

to

Technical Services Agreement

This Amendment no. 2 (“Amendment”) to the Inventory Support & Services Agreement Between Delta Air Lines, Inc and MN Airlines, LLC (“MN”) dated October 8, 2003 (the “Agreement”), is entered into this 18 day of March, 2005.

WHEREAS, the parties have entered into the Agreement for the provision of certain inventory and maintenance support services from Delta to MN; and

WHEREAS, the patties wish to amend the Agreement to add an additional aircraft to the Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1 . All capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

2. The following aircraft is hereby added to the Agreement as a part of Annex A1 and shall be considered an Aircraft:

Registration	Model	serial #	mfg. Date	engine type
N808SY	B737-800	33021	03/2005	CFM56-7B27
N809SY	B737-800	30683	03/2005	CFM56-7B27

2. Delta and MN hereby agree that N808SY and N809SY have certain parts and/or components that arc not compatible with the other Aircraft in the Agreement and with the B737-800 aircraft in Delta’s fleet. Delta and MN each agree to work together to reach a mutually agreed upon process for managing the differences which may exist with respect to N808SY and N809SY.

3. Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives on the date first written above.

MN AIRLINES, LLC		DELTA AIR LINES, INC.

By:	/s/ Shaun P. Nugent	By:	/s/ GARY SWANSON
Name:	Shaun P. Nugent	Name:	GARY SWANSON
Title:	Chief Executive Officer	Title:	MANAGING DIRECTOR, TECHNICAL SALES